Exhibit 99. 3

Marnix Lux SA

Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

Deloitte & Associés 6, place de la Pyramide 92908 Paris-La Défense Cedex	PricewaterhouseCoopers Audit 63, rue de Villiers 92208 Neuilly-sur-Seine Cedex
REPORT OF INDEPENDENT AUDITORS
To the Board of Directors of Marnix Lux SA
Opinion
We have audited the accompanying consolidated financial statements of Marnix Lux SA and its subsidiaries (the “Company”) which comprise the consolidated statements of financial position as of December 31, 2022 and December 31, 2021, and the related consolidated income statement, consolidated statement of comprehensive income, consolidated statement of changes in equity, and consolidated statement of cash flows for the years then ended, and the related notes to the consolidated financial statements (collectively referred to as the “consolidated financial statements”).
In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board.
Basis for Opinion
We conducted our audits in accordance with auditing standards generally accepted in the United States of America (“GAAS”). Our responsibilities under those standards are further described in the Auditor’s Responsibilities for the Audits of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.
Other Matter
The accompanying consolidated income statement, consolidated statement of comprehensive income, and consolidated statement of cash flows for the year ended December 31, 2020 were not audited, reviewed, or compiled by us, and, accordingly, we do not express an opinion or any other form of assurance on them.
Responsibilities of Management for the Consolidated Financial Statements
Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.
In preparing the consolidated financial statements, management is responsible for assessing the Company’s ability to continue as a going concern at least, but not limited to, twelve months from the end of the reporting period, disclosing, as applicable, matters related to going concern and using the going concern basis of accounting unless management either intends to liquidate the Company or to cease operations, or has no realistic alternative but to do so.

Auditor’s Responsibilities for the Audits of the Consolidated Financial Statements
Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditor’s report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.
In performing an audit in accordance with GAAS, we:
•	Exercise professional judgment and maintain professional skepticism throughout the audit.
•
Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

•
Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•
Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

•
Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

/s/ Deloitte & Associés	/s/ PricewaterhouseCoopers Audit
Paris-La-Défense and Neuilly-sur-Seine, France
June 16, 2023

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

CONSOLIDATED INCOME STATEMENT
In € millions	Notes	2022	2021	2020 (unaudited)
Revenues	4	2,485.3	2,080.6	1,636.6
Other income	5	32.4	26.0	18.6
Purchases consumed and other external expenses	6	(354.5)	(320.4)	(244.3)
Taxes and duties		(14.7)	(10.8)	(9.6)
Personnel expenses	7	(1,679.8)	(1,381.5)	(1,093.7)
Amortization, depreciation, impairment and provision(1)	8	(163.3)	(129.8)	(110.5)
Operating profit before other operating income and expenses		305.4	264.1	197.1
Other operating income and expenses	9	(90.3)	(79.8)	(69.5)
Operating profit		215.0	184.3	127.6
Financing costs		(101.7)	(67.1)	(62.6)
Loss on the net monetary position		(6.4)	—	—
Other financial income		62.0	28.0	23.5
Other financial expenses		(111.4)	(58.4)	(23.7)
Net financial expenses	10	(157.5)	(97.4)	(62.8)
Share of net profit or loss of associates		—	—	(0.2)
Profit before taxes		57.5	86.9	64.6
Income tax	11	(18.4)	(18.7)	(27.4)
Net profit from continuing operations		39.2	68.2	37.1
Net profit		39.2	68.2	37.1
Attributable to owners of the parent		39.4	68.0	35.8
Attributable to non-controlling interests		(0.2)	0.2	1.3

*	Amounts are rounded to one decimal place
(1)	Amortization, depreciation, impairment and provision don’t include amortization on customer relationships and technologies recognized in other operating income and expenses.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME
In € millions	2022	2021	2020 (unaudited)
Net profit	39.2	68.2	37.1
Actuarial gains (losses) on post-employment benefits	(3.5)	0.3	(0.1)
Tax on actuarial gains (losses) on post-employment benefits	0.9	(0.1)	0.1
Items that may not be reclassified to profit or loss	(2.7)	0.2	(0.1)
Gains (losses) on cash flow hedges	(4.0)	4.3	(7.7)
Tax on gains (losses) on cash flow hedges	1.4	(1.4)	2.1
Translation differences	51.9	(0.1)	(6.2)
Tax impact on quasi equity loan	0.2	—	—
Items that may be reclassified to profit or loss	49.4	2.8	(11.8)
Total comprehensive income	85.9	71.2	25.3
Of which:
- attributable to owners of the parent	86.0	71.3	26.0
- attributable to non-controlling interests	(0.1)	(0.1)	(0.7)

*	Amounts are rounded to one decimal place

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

CONSOLIDATED STATEMENT OF FINANCIAL POSITION
In € millions	Notes	31 Dec. 2022	31 Dec. 2021
Goodwill	12, 13	2,117.5	2,052.7
Other intangible assets	14	833.6	827.7
Property, plant and equipment	15	222.8	174.2
Right of use assets	15	276.6	190.4
Other financial assets	16	24.7	14.3
Deferred tax assets	11	16.3	10.8
Total non-current assets		3,491.4	3,270.3
Inventories and work in progress		5.0	4.2
Trade and related receivables	19	433.4	368.2
Tax and employee-related receivables	20	116.1	87.8
Other current assets	21	84.8	69.4
Cash		158.0	211.8
Restricted cash		182.0	163.2
Cash and cash equivalents	22	340.0	375.0
Total current assets		979.3	904.5
Total assets		4,470.7	4,174.8
In € millions	Notes	31 Dec. 2022	31 Dec. 2021
Share capital		13.6	13.6
Share premium and reserves		1,419.3	1,295.9
Profit for the year		39.4	68.0
Equity attributable to owners of the Company		1,472.3	1,377.5
Non-controlling interests		1.0	1.1
Total equity	23	1,473.3	1,378.6
Non-current provisions	7, 24	16.9	7.1
Deferred tax liabilities	11	142.1	183.8
Non-current financial liabilities	22	1,745.6	1,732.6
Non-current lease liabilities	22	242.5	148.8
Other non-current liabilities		56.8	28.2
Total non-current liabilities		2,203.9	2,100.6
Current provisions	24	23.6	20.9
Bank overdrafts	22	0.0	0.9
Other current financial liabilities	22	29.4	22.4
Current lease liabilities	22	62.3	55.0
Trade and related payables	25	128.7	121.0
Tax and social security payables	25	312.5	264.9
Other current liabilities	25	237.1	210.4
Total current liabilities		793.5	695.6
Total equity and liabilities		4,470.7	4,174.8

*	Amounts are rounded to one decimal place

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

CONSOLIDATED STATEMENT OF CASH FLOW
In € millions	Notes	2022	2021	2020 (unaudited)
Net profit		39.2	68.2	37.1
Income tax expenses		18.4	18.7	27.4
Net financial expenses	10	157.5	97.4	62.8
Share of net profit or loss of associates		—	—	0.2
Amortization, depreciation, impairment and provision(1)	8	163.3	129.8	110.5
Non-cash items of other operating income and expenses		65.3	48.0	50.8
Income tax paid	11	(40.3)	(28.7)	(22.0)
Change in working capital	26	(51.5)	0.6	3.0
Change in Logbox liabilities	22.6	13.8	1.6	124.5
Net cash flow from operating activities		365.6	335.5	394.4
Acquisition of property, plant and equipment and intangible assets		(132.5)	(96.7)	(74.6)
Proceeds from disposals of property, plant and equipment and intangible assets		0.2	0.5	0.3
Acquisition of subsidiaries, net of cash and cash equivalents acquired	3.2	(85.6)	(532.3)	(20.2)
Net cash out flow on other current and non current assets		(2.5)	(5.8)	(3.6)
Net cash flow from investing activities		(220.4)	(634.3)	(98.0)
Increase in borrowings	22	116.8	605.2	104.0
Repayment of borrowings	22	(125.6)	(91.9)	(100.9)
Repayment of lease liabilities	22	(68.8)	(61.5)	(53.6)
Interest paid		(88.6)	(84.6)	(41.8)
Other financial income and expenses		(3.4)	(2.2)	(3.6)
Acquisition of treasury shares	23	(0.2)	(0.4)	—
Dividends paid		0.0	(0.3)	(0.1)
Change in non-controlling interests		0.0	0.0	0.1
Net cash flow from financing activities		(169.8)	364.4	(95.9)
Loss on the net monetary position	10	(6.4)	—	—
Effect of exchange rates on cash and cash equivalents		(3.1)	(4.1)	(4.3)
Increase (decrease) in net cash and cash equivalents		(34.1)	61.5	196.1
Opening net cash and cash equivalents		374.0	312.6	116.4
Closing net cash and cash equivalents		340.0	374.0	312.6
Increase (decrease) in net cash and cash equivalents		(34.1)	61.5	196.1

*	Amounts are rounded to one decimal place
(1)	Net charges to amortization, depreciation, impairment and provision don’t include amortization on customer relationships and technologies recognized in other operating income and expenses.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

CONSOLIDATED STATEMENT OF CHANGES IN EQUITY
In € millions	Share capital and additional paid-in capital	Retained earnings and other reserves	Translation reserve(1)	Actuarial gains (losses) on post- employment benefits	Gains (losses) on cash flow hedges	Gains (losses) on put options measured at fair value	Equity attributable to owners of the Company	Non- controlling interests	Total equity
At December 31, 2020 (unaudited)	1,339.0	(10.0)	(5.3)	(0.5)	(6.7)	1.6	1,318.1	1.9	1,320.0
Impact of the first-time application of the IFRS Interpretation Committee (IFRIC) decision in May 2021 on post-employment benefits	—	1.3	—	—	—	—	1.3	—	1.3
At January 1, 2021	1,339.0	(8.6)	(5.3)	(0.5)	(6.7)	1.6	1,319.4	1.9	1,321.3
Net profit	—	68.0	—	—	—	—	68.0	0.2	68.2
Other comprehensive income	—	0.1	0.0	0.2	3.0		3.4	(0.3)	3.1
Total comprehensive income	—	68.1	0.0	0.2	3.0	—	71.3	(0.1)	71.2
Treasury shares	(0.3)	(0.1)	—	—	—	—	(0.4)	—	(0.4)
Change in scope of consolidation	—	(12.5)	—	—	—	—	(12.5)	(0.5)	(13.0)
Share-based compensation	—	1.1	—	—	—	—	1.1	—	1.1
Dividends	—	0.0	—	—	—	—	0.0	(0.3)	(0.3)
Other	—	(0.5)	—	0.3	—	(1.4)	(1.6)	0.2	(1.4)
At December 31, 2021	1,338.7	47.5	(5.3)	(0.0)	(3.6)	0.2	1,377.5	1.1	1,378.6
Impact of the first-time application of the IFRS Interpretation Committee (IFRIC) decision in April 2021 on SaaS contracts	—	(2.0)	—	—	—	—	(2.0)	—	(2.0)
At January 1, 2022	1,338.7	45.5	(5.3)	(0.0)	(3.6)	0.2	1,375.5	1.1	1,376.6
Net profit	—	39.4	—	—	—	—	39.4	(0.2)	39.2
Other comprehensive income	—	—	51.9	(2.7)	(2.6)	—	46.6	0.1	46.8
Total comprehensive income	—	39.4	51.9	(2.7)	(2.6)	—	86.0	(0.1)	85.9
Treasury shares	(0.2)	(0.0)	—	—	—	—	(0.2)	—	(0.2)
Share-based compensation	—	5.6	—	—	—	—	5.6	—	5.6
Equity remeasurement in hyperinflationary economies	—	9.4	—	—	—	—	9.4	—	9.4
Other	—	(1.4)	—	0.1	—	(2.7)	(4.1)	—	(4.1)
At December 31, 2022	1,338.5	89.7	51.9	(2.6)	(2.6)	(2.5)	1,472.3	1.0	1,473.3

*	Amounts are rounded to one decimal place
(1)
The translation differences of €51.9 million in the fiscal year 2022 include €2.9 million due to the remeasurement of non-monetary items, in accordance with IAS 29 “Financial Reporting in Hyperinflationary Economies” at 1 January 2022.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 GENERAL INFORMATION
1.1 Information relating to the Company
Marnix Lux SA (the “Company”) was incorporated in the Grand-Duchy of Luxembourg on July 19, 2019 as a public company limited by shares (société anonyme) within the definition of the Luxembourg Law of August 10, 1915. The Company has been established for an unlimited duration. The registered office is established in 2, rue Edward Steichen, L-2540 Luxembourg under the commercial register number B 236.573.
The consolidated financial statements include the financial statements of the parent company, Marnix Lux SA referred as “the Company”, and its subsidiaries together referred to as “the Group”.
The Group’s financial statements are also included in the consolidated financial statements of the listed investment holding company Groupe Bruxelles Lambert (“GBL”).
The Group specializes in customer experience (CX) engineering and business process outsourcing (BPO).
The 2022, 2021 and 2020 consolidated financial statements of the Group were approved by the board of directors of Marnix Lux SA on June 16, 2023 based on the going concern assumption.
1.2 Basis of preparation of the consolidated financial statements
The consolidated financial statements are presented in millions of euros, rounded to one decimal place.
1.2.1 International Financial Reporting Standards
The 2022 and 2021 audited consolidated financial statements, and the 2020 unaudited consolidated financial statements have been prepared in accordance with international accounting standards (IFRS, International Financial Reporting Standards) as issued by the International Accounting Standards Board (IASB).
The accounting principles are presented at the beginning of each note to the consolidated financial statements.
1.2.2 New standards and interpretations adopted by the European Union and applied by the Group
The accounting principles applied by the Group are the same as those applied in the consolidated financial statements at 31 December 2021 except for the application of new IFRS Interpretations Committee (IFRS IC) on Configuration or Customization Costs in a Cloud Computing Arrangement (IAS 38 “Intangible Assets”).
•	Agenda Decision of the IFRS Interpretations Committee (IFRS IC) on Configuration or Customization Costs in a Cloud Computing Arrangement (IAS 38 “Intangible Assets”)
The Group has finalized and applied in its consolidated financial statements at 31 December 2022 the decision of the IFRS Interpretations Committee (IFRS IC) issued in April 2021 “Configuration or Customization Costs in a Cloud Computing Arrangement” relating to IAS 38 “Intangible Assets”, which addresses the recognition of configuration and customization costs of cloud-based software provided under Software as a Service (SaaS) contracts. Consequently, the Group recognized €2.0 million net of deferred tax assets in shareholders’ equity at 1 January 2022, following retrospective adjustments in application of this new interpretation. As the impact on the Group’s financial indicators is not material, no retrospective adjustments have been made for comparative periods.
Other standards, amendments and interpretations that became mandatory for periods beginning on or after 1 January 2022 have no significant impact for the Group.
The following new standards and interpretations became mandatory for periods beginning in financial year 2021:
•	Interest Rate Benchmark Reform – Phase 2: Amendments to IFRS 9, IAS 39, IFRS 7, IFRS 4 and IFRS 16

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

As a practical expedient, phase 2 amendments enable companies to prospectively adjust the effective interest rate of an underlying contract if a new benchmark is validated by the reform, and it may be considered economically equivalent to the former benchmark. Phase 2 also maintains existing hedge relationships.
Webhelp has chosen to prospectively adjust the effective interest rate of underlying contracts.
Webhelp monitors developments arising due to IBOR reform and updates the documentation of underlying contracts as they are renegotiated.
GBP-denominated loans taken out in 2019, previously indexed to the LIBOR, were renegotiated before 31 December 2021 to apply the new benchmark rate, SONIA.
Euro-denominated loans taken out in 2019 and 2021 to finance OneLink were still indexed to the EURIBOR at 31 December 2021.
USD-denominated loans taken out in 2021 to finance OneLink are directly indexed to the new benchmark rate, the SOFR.
Intercompany loans (except for the reciprocal effect of the senior credit facility) had not been renegotiated at 31 December 2021.
•	Agenda Decision of the IFRS Interpretations Committee (IFRS IC) on Attributing Benefit to Periods of Service for defined benefit plans (IAS 19 “Employee Benefits”)
The IFRS IC issued a decision in May 2021 relating to IAS 19 “Employee Benefits”, modifying the calculation of obligations arising from defined benefit plans in which retirement benefits are capped at a certain number of years of service. The impact of this change, which is mandatory for the 2021 reporting period, is not material for the Group.
Other standards, amendments and interpretations that became mandatory for periods beginning on or after 1 January 2021 have no significant impact for the Group.
The standards, amendments and interpretations that became mandatory for periods beginning on or after 1 January 2020 have no significant impact for the Group.
1.2.3 Initial application of accounting policies
If new transactions, events or conditions arise or become material, a change in accounting policies may be required. In the first half of 2022, Turkey’s economy became hyper-inflationary requiring the application of certain provisions of IAS 21 “The Effects of Changes in Foreign Exchange Rates”, IAS 29 “Financial Reporting in Hyperinflationary Economies” and IFRIC 7 “Applying the Restatement Approach under IAS 29”. These new provisions have been applied to the four Webhelp entities in Turkey.
At 1 January 2022, the remeasurement of non-monetary items was recognized as an offsetting entry to currency translation reserves, with income tax adjustments of €2.9 million.
In financial year 2022, the remeasurement of non-monetary item and income and expense items was offset against a €6.4 million loss on the net monetary position in profit or loss.
Prior years 2021 and 2020 have not been restated as the impact would not have been material.
Some accounting positions have been revised in the 2022, 2021 and 2020 consolidated financial statements with no significant impact for the Group.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

1.3 Use of estimates
The preparation of consolidated financial statements in conformity with IFRS requires the use of estimates and assumptions which affect the amounts reported in the financial statements, especially with respect to the following items:
•	Measurement of fair value of intangible assets and liabilities acquired as part of a business combination (Note 3);
•	Impairment of intangible assets and goodwill (Note 12 and 13);
•	Measurement of the right-of-use assets and lease liabilities (Note 15.2);
•	Measurement of derivative financial instruments (Note 18);
•	Measurement of provisions (Note 8);
•	Measurement of retirement and other post-employment benefits (Note 7);
•	Measurement of share-based payments expense (Note 9);
•	Recognition of deferred tax assets (Note 11).
The estimates are based on information available at the time of preparation of the financial statements, and may be revised, in a future period, if circumstances change, or if new information is available. Actual results may differ from these estimates.
NOTE 2 SIGNIFICANT EVENTS OF THE YEAR
2.1 Acquisitions in 2022
The Group acquired two BPO groups over which it exercises exclusive control, the first in the Netherlands and the second in Brazil:
•	Uitblinqers on 13 April 2022
•	Grupo Services on 1 August 2022
Details on these changes in consolidation scope are provided in Note 3.2 “Business combinations”.
2.2 Acquisitions in 2021
The Group acquired two BPO leaders in Latin America over which it exercises exclusive control:
•	Dynamicall on 3 March 2021
•	OneLink on 2 August 2021
Details on these changes in consolidation scope are provided in Note 3.2 “Business combinations”.
To finance the second acquisition, the Group increased its senior credit facility on 30 July 2021 by €285.6 million and USD 350.0 million (see Note 22 “Cash and debt”).
2.3 Covid-19 pandemic in 2020 and 2021
Measures had to be taken during the first half of the financial year 2020 to ensure business continuity, given the uncertainties stemming from the Covid-19 pandemic. They included:
•	Developing remote work for agents,
•	Maintaining the production process on sites with activities deemed as essential and making it safe:
-	Bolstering health measures (e.g. social distancing, providing masks and hand sanitizer, and enforcing health guidelines);

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

-	Organizing safe ways for employees to travel to the site.
From a financial standpoint, the Group stepped up management of cash generation, through bi-monthly reporting of aged receivables and by accelerating its billing process.
Due to the Group’s highly diverse customer portfolio and effective remote management of manufacturing, growth and margins were preserved.
The measures taken in 2020 to ensure business continuity continued in 2021 to preserve growth and margins.
NOTE 3 CONSOLIDATION BASIS AND SCOPE
3.1 Consolidation methods
Companies directly or indirectly controlled by the parent company are fully consolidated. Control exists when it exposed, or has the rights, to variable returns from its involvement with an equity and has the ability to affect those returns through its power over it.
Associates in which the Parent company directly or indirectly has significant influence over their management, without however exercising full or joint control, are accounted for by the equity method. This method consists of recording the Group’s share in profit for the year of the associate in the Income Statement. The Group’s share in net assets of the associate is recorded under “other non-current assets” in the Consolidated Statement of Financial Position.
In 2020, the Company held one entity under equity method with a non-significant impact in the consolidated financial statements. Since 2021, the Company doesn’t hold any entity in which the Group has either significant influence or joint control.
The companies consolidated by the Group prepared their individual financial statements for the year ended 31 December 2022, 2021 and 2020 in accordance with local accounting policies. Adjustments have been made to harmonize local accounting policies with the accounting principles used to prepare the consolidated financial statements.
Intercompany transactions and internal profit have been eliminated.
The Group does not control any special purpose entities that have not been consolidated.
3.2 Business combinations
Business combinations are accounted for using the acquisition method. At the acquisition date, the identifiable assets acquired and liabilities assumed are recognized at fair value and may be adjusted during the 12 months following this date. Acquisition costs are recorded in the income statement.
The list of companies included in the consolidation scope at 31 December 2022, 2021 and 2020 is presented under Note 30 “Consolidation scope”.
3.2.1 Acquisition in 2022
Acquisition of Uitblinqers
In April 2022, the Group acquired 100% of the shares of Uitblinqers, a Dutch BPO business with more than 800 employees.
The acquisition has been fully consolidated since 1 May 2022.
The transaction was settled in cash and amounted to €13.6 million (excluding €0.2 million in transaction costs). An earnout valued at €22.7 million at the acquisition date was provided for in the purchase agreement. The calculation method of earnout is based on Uitblinqers entities’ 2022 and 2023 EBITDA as defined by the purchase agreement.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

Goodwill of €35.0 million was allocated to customer relationships (€9.1 million, excluding tax, amortized over 8 years). Residual goodwill amounted to €28.2 million is justified by the innovative student model developed by the company and the potential to scale it in other WH geographies.
Acquisition of Grupo Services
On 1 August 2022, Webhelp finalized the acquisition of Grupo Services, and invested €90.8 million (excluding transaction costs of €1.3 million) through:
•	Cash payment of €55.0 million;
•	Two earnouts estimated at a discounted value of €20.3 million at the acquisition date and to be paid between 2023 and 2027 in amounts based on Grupo Services’ entities’ 2022, 2023 and 2026 EBITDA;
•	A deferred payment due in 2027, estimated at the acquisition date at a discounted value of €15.5 million.
The calculation method of earn out and deferred payment are based on EBITDA of the group acquired as defined by the purchase agreement.
Webhelp holds 100% of the capital of the three companies acquired and exercises exclusive control (full consolidation).
The Brazilian company Grupo Services employs over 9,000 people and specializes in outsourcing, digital transformation and artificial intelligence in the fields of customer service, debt collection and sales.
The table below presents the best estimate at the reporting date of the acquisition-date fair values attributed to Grupo Services’ identifiable assets and liabilities:
In € millions	Grupo Services
Non-current assets	9.6
Current assets	27.6
Non-current liabilities	2.7
Current liabilities	15.7
Net assets acquired	18.8
Purchase price (100% of share capital):	90.8
Net assets acquired	18.8
Customer relationships	33.7
Technologies	8.2
Deferred tax on customer relationships and technologies	(14.3)
Residual goodwill	44.3
Net cash flow as of December 31, 2022:	(44.0)
Cash received from the acquired entities	5.4
Cash payment at the acquisition date	(55.0)
Escrow	5.6
Goodwill of €72.0 million was allocated to customer relationships (€33.7 million, excluding tax, amortized over 9 years) and technologies (€8.2 million, excluding tax, amortized over 6 years). Provisional goodwill amounted to €44.3 million mainly representing the potential synergy of using GS’ state-of-the-art voicebot technology for collection business in other WH geographies. The allocation of goodwill will be finalized within twelve months of the acquisition, in accordance with IFRS.
Since the acquisition, Grupo Services has contributed €45.5 million to revenue and €9.5 million to operating profit. If the acquisition had been finalized at 1 January 2022, the contribution to revenue and operating profit would have been €98.1 million and €17.2 million, respectively.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

3.2.2 Acquisition in 2021
Acquisition of Dynamicall
At the beginning of March 2021, the Group acquired 75% of the shares of Dynamicall, a major Peruvian BPO company, based in Lima, with more than 4,500 employees. Dynamicall enhances Webhelp’s service portfolio in several strategic dimensions, including multilingual operations, through its capability to provide on-, near- and off-shore services for the local and international Spanish-speaking market and North America, as well as coverage for multilingual customers worldwide.
The acquisition has been fully consolidated since 1 March 2021.
The total consideration for the transaction was €25.4 million at the date of acquisition including €18.0 million (excluding transaction costs of €0.3 million) in cash payments and an earnout estimated at a discounted value of €7.4 million. In addition, the unacquired interest (25%) was measured at a fair value of €14.3 million, corresponding to the discounted value of the put option on non-controlling interests.
The earnout was paid in the second quarter of 2022 for an amount of €8.4 million. Webhelp acquired the remaining 25% of Dynamicall in the third quarter of 2022 including €17.0 million in cash payments and an obligation to make a deferred payment of $3.0 million, of which one third was paid in the first quarter of 2023, and the two remaining payments are due in 2025 and 2026, respectively.
The table below presents at the reporting date of the acquisition-date fair values attributed to Dynamicall’s identifiable assets and liabilities:
In € millions	Dynamicall
Non-current assets	3.3
Current assets	12.9
Non-current liabilities	1.7
Current liabilities	6.2
Net assets acquired	8.3

Purchase price (75% of share capital)	25.4
Fair value of the non-controlling interests (25% of share capital)	14.3
Total	39.7
Net assets acquired	8.3
Customer relationships	8.1
Deferred tax on customer relationships	(2.4)
Other provisions and contingent liabilities	(0.3)
Residual goodwill	26.0

Net cash flow as of December 31, 2021:	(14.0)
Cash received from the acquired entities	4.0
Cash payment at the acquisition date	(18.0)

Net cash flow as of December 31, 2022:	(25.4)
Cash payment earn out	(8.4)
Cash payment put option	(17.0)
Goodwill of €31.4 million was allocated mainly to customer relationships (€8.1 million, excluding tax, amortized over 10 years). Residual goodwill amounted to €26.0 million representing mainly the potential to outsource business from our global accounts to Peru to serve the Spanish market.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

Since the acquisition, Dynamicall has contributed €26 million to revenue and €4 million to net income of the Webhelp Group in 2021. If the acquisition had been finalized on 1 January 2021, the contribution to revenue would have been €31 million and €4 million to net income (including amortization of intangible assets relating to the acquisition).
Acquisition of OneLink
On 2 August 2021, the Group finalized the acquisition of OneLink for a purchase price of €487.6 million (excluding €10 million in transaction costs and €31.7 million in intercompany financing) through external bank financing (see Note 22 “Cash and debt”). Webhelp wholly owns and exercises exclusive control over the company. OneLink has been fully consolidated since 1 August 2021.
OneLink is an innovative company specializing in digitally-enabled customer experience (CX), BPO and technology services. It serves leading, high-growth technology brands in areas such as shared mobility, e-commerce, fintech, fitness tech and payment applications, in the United States, Europe and Latin America.
OneLink operates 17 centers in Mexico, El Salvador, Nicaragua, Guatemala, Colombia and Brazil and employs over 14,000 people.
The table below presents the preliminary and final fair values attributed to OneLink’s identifiable assets and liabilities:
	OneLink
In € millions	31 Dec. 2021	Variation	31 Dec. 2022
Non-current assets	38.3	—	38.3
Current assets	21.7	—	21.7
Non-current liabilities	7.8	—	7.8
Current liabilities	27.8	—	27.8
Net assets acquired	24.4	—	24.4
Purchase price (100% of share capital)	487.6	—	487.6
Net assets acquired	24.4	—	24.4
Customer relationships	205.4	—	205.4
Deferred tax on customer relationships	(55.4)	46.3	(9.1)
Other provisions	(13.0)	1.1	(11.9)
Other opening balance sheet adjustment	—	(0.2)	(0.2)
Residual goodwill	326.2	(47.2)	279.0

Net cash flow as of December 31, 2021:	(505.3)
Cash received from the acquired entities	13.9
Cash payment at the acquisition date	(487.6)
Cash payment for intercompany financing	(31.7)
Goodwill of €463.2 million was allocated partly to customer relationships (€205.4 million, excluding tax, amortized between 12 and 17 years). Provisions for expenses and contingent liabilities totaling €13.0 million relating to tax risks were also recognized in the opening balance sheet. Residual goodwill amounts to €279.0 million is justified by the best-in-class nearshore platform to serve efficiently the US market, and by the cross-sell potential to serve OneLink attractive client base in other Webhelp geographies.
Since the acquisition, OneLink has contributed €84.8 million to revenue and €10.0 million to net income in 2021. If the acquisition had been finalized at 1 January 2021, the contribution to revenue would have been €189.0 million and €10.5 million to net income (including €5.6 million in amortization of intangible assets relating to the acquisition).

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

3.3 Foreign currency translation of the financial statements
The Group’s consolidated financial statements are presented in euros.
Assets and liabilities denominated in foreign currencies have been translated into euros at the exchange rates applicable at the reporting date, except for equity investments which are recorded at historic cost. Income statement items denominated in foreign currencies are converted at the average exchange rates.
Foreign currency translation differences relating to monetary items that form part of the company’s net investment in a foreign operation are recorded under foreign currency translation reserves net of taxes.
Foreign exchange gains (losses) relating to trade receivables and payables denominated in foreign currencies are recognized under operating profit (loss) or net financial income (expense) depending on the nature of the underlying transaction.
The following are the exchange rates used to translate the financial statements of the Group’s main subsidiaries:
	2022		2021		2020
	Average rate	Exchange rate at 31 Dec.	Average rate	Exchange rate at 31 Dec.	Average rate	Exchange rate at 31 Dec.
Brazilian real	5.327	5.567	—	—	—	—
Colombian Peso	4,470.849	5,130.559	4,427.176	4,557.220	—	—
Pound Sterling	0.853	0.887	0.860	0.840	0.889	0.910
Indian Rupee	82.714	88.171	87.486	84.229	84.650	90.733
Jordanian Dinar	0.746	0.755	0.838	0.802	0.809	0.867
Moroccan Dirham	10.685	11.159	10.636	10.517	10.820	10.937
Malaysian Ringgit	4.629	4.698	4.903	4.718	4.793	4.954
Peruvian Sol	4.040	4.067	4.590	4.500	3.990	4.412
Romanian New Leu	4.932	4.947	4.920	4.948	4.838	4.862
Swedish Krone	10.627	11.122	10.145	10.250	10.495	10.097
Turkish Lira	19.935	19.935	10.439	15.087	8.039	9.362
US Dollar	1.054	1.067	1.184	1.133	1.141	1.223
South African Rand	17.210	18.099	17.479	18.063	18.783	17.870
NOTE 4 REVENUES
The Group provides customer relationship management services. Client contracts typically consist of a master services agreement, supported in most cases by multiple statements of work, which contain the terms and conditions of each contracted solution. Webhelp’s solutions and technology are generally characterized by flat unit prices. Webhelp’s client contracts typically range from three to five years in term and are typically subject to renewal and early termination by each of Webhelp and its clients pursuant to the terms of the contract, typically with 30 days’ to six months’ notice.
Its various activities constitute single performance obligations. Revenue from these activities corresponds to the right to invoice and is recognized as services are performed. The services are mainly recognized based on time spent (e.g. via telephone, chat or email), volumes handled by agents (number of calls or sales) or number of positions (number of agents). Services rendered are tracked in internal or external operating tools. Bonuses or discounts may be applied in some contracts based on the achievement of certain operating ratios outlined in the contract. They do not represent material amounts, and can be reliably determined at each reporting date.
Costs of obtaining and fulfilling contracts are capitalized and amortized over the expected life of the contract.
Given the services performed by the Group and the absence of firm commitments at the reporting date, no information on backlog as defined in IFRS 15 “Revenue from contracts with customers” is tracked by the Group.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

At 31 December 2022, revenue amounted to €2,485.3 million, compared with €2,080.6 million at 31 December 2021, representing an increase of 19.4%. At the same date in 2020, the revenue was €1,636.6 million representing an increase of 27.1% in 2021 compared to 2020.
Revenues are broken down by industrial verticals as follows:
In € millions	2022	2021	2020 (unaudited)
Automotive	73.9	52.3	33.0
Digital / High-Tech	418.8	408.0	348.5
E-commerce / Retail	583.7	497.2	373.4
Financial Services / Fintech	305.6	183.8	127.2
Health	55.2	52.6	38.6
Media	219.8	151.6	114.6
Telecom	374.4	331.9	282.2
Travel and Leisure	190.6	111.1	94.8
Utilities	123.4	112.3	108.5
Other sector	139.9	179.8	115.9
Total revenues	2,485.3	2,080.6	1,636.6
NOTE 5 OTHER INCOME
Other income is mainly composed by grants. A government grant that becomes receivable as compensation for expenses or losses already incurred or for the purpose of giving immediate financial support to the entity with no future related costs shall be recognized in profit or loss of the period in which it becomes receivable. Grants are recognized in the statement of financial position under other receivables when there is reasonable assurance that they will be received and that the Group will comply with the conditions attached to them.
Other income amounted to €32.4 million at 31 December 2022, compared with €26.0 million at 31 December 2021, and €18.6 million at 31 December 2020, and can be broken down as follows:
In € millions	2022	2021	2020 (unaudited)
Capitalized production(1)	(0.0)	7.5	5.0
Operating grants(2)	18.9	6.7	1.3
Income from activity-related hedging transactions	6.5	6.4	8.3
Other income(3)	7.0	5.5	4.1
Total other income	32.4	26.0	18.6

(1)
In 2022, capitalized production of €13.7 million was reallocated by nature (payroll expenses, services, etc.) in accordance with IFRS. The presentation of the financial statements for 2021 and 2020 has not been adjusted based on materiality.

(2)
Operating grants mainly concern:
—	a South African government program to incite companies to outsource business processes and deploy activities offshore;
—	Employment grants, mainly in Turkey and France.
(3)
Other income from operating activities was mainly generated by sales of ancillary products (IT material) to end customers.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

NOTE 6 PURCHASES CONSUMED AND OTHER EXTERNAL EXPENSES
Purchases consumed and other external expenses amounted to €354.5 million at 31 December 2022, compared with €320.4 million at 31 December 2021 and with €244.3 million at 31 December 2020, and can be broken down as follows:
In € millions	2022	2021	2020 (unaudited)
Purchases consumed	(57.9)	(38.6)	(33.3)
Sub-contracting	(15.3)	(13.1)	(9.1)
Lease expenses	(14.3)	(11.1)	(7.8)
Maintenance	(52.6)	(43.2)	(26.5)
Temporary staff	(64.1)	(94.7)	(71.7)
Professional fees	(40.5)	(43.0)	(26.9)
Travelling and entertainment expenses	(29.3)	(14.4)	(13.6)
Telecommunications costs	(32.4)	(22.3)	(23.3)
Donations	(0.7)	(0.8)	(1.5)
Other	(47.4)	(39.2)	(30.6)
Total purchases consumed and other operating expenses	(354.5)	(320.4)	(244.3)
NOTE 7 PERSONNEL EXPENSES AND EMPLOYEE BENEFITS
7.1 Workforce
The total number of employees was:
	2022	2021	2020 (unaudited)
Number of employees at the end of the year	126,038	100,049	68,161
Average number of employees	117,205	83,593	not listed
7.2 Employee benefits
Employee benefits are measured in accordance with IAS 19. They comprise short-term and long-term benefits.
The Group’s employees have short-term benefits such as paid leave, sick leave, bonuses and other benefits (other than termination indemnities) that are settled within twelve months of the reporting date of the period in which the employees render the related services.
These benefits are recognized as current liabilities and as expenses in the reporting period in which the employees render the related services.
Long-term benefits cover two categories of employee benefit:
—	post-employment benefits, such as retirement benefits, complementary pensions and some medical expenses for retired employees;
—	other long-term benefits (while employed), mainly comprising long-service awards.
The various benefits provided to individual employees depend on local legislation, collective bargaining agreements and agreements in effect at each company of the Group.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

Personnel expenses in the income statement can be broken down as follows:
In € millions	2022	2021	2020 (unaudited)
Wages and salaries	(1,453.9)	(1,186.3)	(932.0)
Social security charges	(220.1)	(188.6)	(155.9)
Pension expenses under defined contribution plans	(3.4)	(3.3)	(4.1)
Other personnel expenses	(2.4)	(3.3)	(1.7)
Total recurring personnel expenses	(1,679.8)	(1,381.5)	(1,093.7)
7.3 Provisions for pensions and other post-employment benefits
7.3.1 Defined benefit plans
Defined benefit plans are:
— directly funded by the Group, which provisions the costs of the retirement benefits to be paid out, measured at the present value of estimated future payments, using regularly reviewed internal and external measurement criteria. Defined benefit plans not covered by plan assets correspond primarily to termination benefits and social security schemes, or
— funded through pension funds to which the Group contributes in accordance with the employment legislation and regulations specific to each country in which it operates.
The obligations under these plans are determined by independent actuaries using the projected unit credit method. Under this method, each period of service gives rise to an additional unit of benefit entitlement and each of these units is measured separately in order to obtain the amount of the Group’s final obligation.
Retirement obligations calculated in this way are discounted using investment grade corporate bond yield rates denominated in the payment currency of the benefit, the duration of which is close to the mean estimated duration of the retirement obligation in question.
For plans for which obligations are covered by assets, only the estimated residual liability is provisioned.
Current and past service costs, which increase the obligation, are recorded in ‘operating expenses’ for the year.
The interest cost of the obligations and the expected yield on plan assets are recorded net under ‘other financial income’ or ‘other financial expenses’.
Actuarial gains and losses arise from changes in actuarial assumptions and experience adjustments (differences between projected actuarial assumptions and actual data at the reporting date of the Group’s consolidated financial statements) relating to the benefit obligation or the value of plan assets. They are recognized in full directly in equity in the year in which they arise with the related tax effect (excluding other long-term benefits such as long-service awards).
7.3.2 Defined benefit pension plans
France is the main contributor to the provision for retirement benefits.
Under French law, companies must pay retirement benefits to French employees. The obligation is calculated based on the employee’s number of years of service in the company and their estimated end-of-career salary. Rights are only vested at the retirement date. The change in this obligation on the balance sheet arises from the service cost and discounting, adjusted for actuarial gains or losses. An actuarial assessment is performed every year.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

7.3.3 Change in the provision for retirement benefits
	France	Other	Total
Provision at 01.01.2020 (unaudited)	5.0	1.8	6.8
Service cost	0.7	1.0	1.7
Interest cost (unwinding of discount)	0.1	0.0	0.1
Expense recognized during the year	0.8	1.0	1.8
Actuarial gains (losses) generated during the year and recognized in other comprehensive income	0.5	(0.4)	0.2
Benefits paid during the year	(0.2)	(0.3)	(0.4)
Translation differences	—	(0.1)	(0.1)
Other	—	0.3	0.3
Provision at 31.12.2020 (unaudited)	6.2	2.3	8.5
	France	Other	Total
Provision at 01.01.2021	6.2	2.3	8.5
Service cost	0.8	0.6	1.5
Interest cost (unwinding of discount)	0.0	0.0	0.1
Expense recognized during the year	0.9	0.7	1.5
Actuarial gains (losses) generated during the year and recognized in other comprehensive income	(0.4)	(0.0)	(0.4)
Effects of changes in financial assumptions	(0.4)	0.0	(0.4)
Effects of changes in demographic assumptions	—	0.1	0.1
Experience effects	0.0	(0.2)	(0.2)
Benefits paid during the year	(0.0)	(0.9)	(0.9)
Translation differences	—	(0.1)	(0.1)
Other	(1.3)	(0.4)	(1.7)
Provision at 31.12.2021	5.4	1.6	7.0
	France	Other	Total
Provision at 01.01.2022	5.4	1.6	7.0
Service cost	0.6	1.1	1.7
Interest cost (unwinding of discount)	0.1	0.0	0.1
Past service cost (plan amendments/curtailments)	2.8	0.2	3.0
Expense recognized during the year	3.4	1.3	4.7
Actuarial gains (losses) generated during the year and recognized in other comprehensive income	3.5	1.1	4.6
Effects of changes in financial assumptions	1.5	0.3	1.9
Effects of changes in demographic assumptions	(0.8)	(0.0)	(0.9)
Experience effects	1.4	0.8	2.1
Effects of corrections	1.4	—	1.4
Benefits paid during the year	(0.1)	(0.4)	(0.5)
Translation differences	—	0.2	0.2
Other	—	(1.7)	(1.7)
Provision at 31.12.2022	12.2	2.1	14.3

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

Other provisions for retirement benefits at 31 December 2022 relate to plans in Germany, Ivory Coast, France, Greece, Italy, Switzerland and Turkey.
7.3.4 Main actuarial assumptions
Actuarial assumptions for French companies are as follows:
Assumptions	31 Dec. 2022	31 Dec. 2021	31 Dec. 2020 (unaudited)
Discount rate	3.65%	1.20%	0.80%
Salary increase	5.30%	1.81%	1.81%
7.3.5 Sensitivity of actuarial assumptions
For France, the impact of the change in discount rate or salary rate on the retirement liability is the following:
	Impact of the retirement obligation at 31 December 2022		Impact of the retirement obligation at 31 December 2021		Impact of the retirement obligation at 31 December 2020 (unaudited)
	Increase	Decrease	Increase	Decrease	Increase	Decrease
Change in the discount rate by 50 basis points	(1.3)	1.4	(0.4)	0.4	0.6	(0.5)
Change in the salary rate by 50 basis points	1.4	(1.2)	0.5	(0.5)	0.6	(0.6)
NOTE 8 NET CHARGES TO AMORTIZATION, DEPRECIATION, IMPAIRMENT AND PROVISION
Net charges to amortization, depreciation, impairment and provision don’t include amortization on customer relationships and technologies recognized in other operating income and expenses.
Net charges to amortization, depreciation, impairment and provision amounted to €163.3 million at 31 December 2022, compared with €129.8 million at 31 December 2021 and with €110.5 million at 31 December 2020, and can be broken down as follows:
In € millions	2022	2021	2020 (unaudited)
Net charges to amortization and depreciation	(158.8)	(127.6)	(107.7)
Net charges to impairment and provision	(4.5)	(2.1)	(2.9)
Net charges to amortization, depreciation, impairment and provision	(163.3)	(129.8)	(110.5)
The net charges related to provisions mainly represent provision for post-employment benefit. The impairment of asset is immaterial.
NOTE 9 OTHER OPERATING INCOME AND EXPENSES
9.1 Other operating income and expenses
“Other operating income and expenses” comprises items that, due to their nature, frequency and/or relative significance, cannot be allocated to any of the line items in operating expenses.
They include such items as amortization of customer relationships and technologies recognized in business combinations, acquisition and integration costs, major transformation project costs, major tax and social security penalties, restructuring and major redundancy costs, costs of major disputes and disposal gains/losses and major impairment losses on property, plant and equipment and intangible assets, including those relating to goodwill.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

“Other operating income and expenses” breaks down as follows:
In € millions	2022	2021	2020 (unaudited)
Amortization of customer relationships and technologies(1)	(56.7)	(44.5)	(38.4)
Acquisition/integration costs(2)	(8.7)	(11.7)	(3.1)
Restructuring costs	(1.7)	(2.1)	(0.8)
Transformation project costs(3)	(10.8)	(11.6)	(0.6)
Share-based compensation expenses	(7.1)	(5.0)	(9.7)
Other(4)	(5.4)	(4.9)	(16.9)
Total other operating income and expenses	(90.3)	(79.8)	(69.5)

“Other operating income and expenses” mainly comprise:
(1)
amortization of customer relationships and technologies corresponding to the portion of the purchase price allocated to customer relationships and technologies contributed by the Group since 2019 and other companies since 2021.

(2)	Costs related to M&A projects, acquisition of business and integration of acquired business.
(3)	Transformation project costs are mainly related to:
—	costs relating to the change in the Group’s real estate policy following the increase in remote working at various sites (€5.8 million in FY 2022, €7.6 million in FY 2021 and €0.0 million in FY 2020);
—	costs occurred in 2021 for the upcoming closure of Webhelp’s registered office in France, due to a site relocation for €2.3 million (€0.1 million in FY 2022 and €0.0 million in FY 2020);
—	costs for the transformation of our accounting, human resources and reporting systems (€4.6 million in FY 2022, €0.8 million in FY 2021, €0.6 million in FY 2020).
(4)	other costs mainly related to:
—	Covid-19 Pandemic for €8.4 million in FY 2020 (€0.0 million in FY 2022 and FY 2021).
9.2 Share-based payment
Marnix Lux SA has set up service-based free share plans for Webhelp employees and corporate officers. The plans give beneficiaries the right to acquire Marnix Lux SA shares. Marnix Lux SA is not listed, so its shares are not liquid. Its mother company is committed to provide liquidity.
As the Webhelp Group benefits from services rendered by its employees, the fair value of the employee benefits are recognized as share-based payment expenses with a corresponding increase in shareholders’ equity on a straight-line basis over a period defined by the liquidity agreements. Under these unilateral purchase and sale agreements, free shares become transferable at certain times, depending on the category of beneficiary:
- Category 1:	— one-third of free shares are transferable in 2024
— two-thirds of free shares are transferable in 2026
- Category 2:	— 10% of free shares are transferable in 2021
— 10% of free shares are transferable in 2022
— 20% of free shares are transferable in 2025
— 20% of free shares are transferable in 2026
— 20% of free shares are transferable in 2027
— 20% of free shares are transferable in 2028
- Category 3:	— 10% of free shares are transferable in 2023
— 10% of free shares are transferable in 2024
— 20% of free shares are transferable in 2025
— 20% of free shares are transferable in 2026
— 20% of free shares are transferable in 2027
— 20% of free shares are transferable in 2028

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

As free share plans are considered to be equity-settled payments, the overall expense of the plan is calculated and fixed at the grant date. The fair value of the benefits is determined by an independent expert at the grant date using a discounted cash flow approach and the median value obtained by two methods:
— Black and Scholes model, and
— Monte Carlo model.
The main assumptions used in the latest measurement models are:
— Volatility: 23.1% to 27.6%
— Maturity: 1 to 6 years
— Risk-free rate: -0.28% to -0.70%
A 7.7% assumption of cancellation of the equity instruments is applied to category 1.
The Board of Directors of Marnix Lux SA approved the implementation of five free share plans for Webhelp employees and corporate officers:
•	Plan 1 of 18 November 2019 grants up to 14,167,375 sweet ordinary shares, 5,500,000 compensatory ratchet shares 1 and 3,200,000 complementary ratchet shares;
•	Plan 2 of 6 February 2020 grants up to 181,097 sweet ordinary shares, 190,050 ordinary shares, 1,550,317 fixed return shares and 128,536 compensatory ratchet shares 2;
•	Plan 3 of 5 May 2021 grants up to 37,492 sweet ordinary shares, 7,918 ordinary shares, 64,593 fixed return shares and 14,555 compensatory ratchet shares 2;
•	Plan 4 of 15 December 2021 grants up to 90,705 sweet ordinary shares, 19,157 ordinary shares, 156,273 fixed return shares and 35,213 compensatory ratchet shares 2; and
•	Plan 5 of 9 November 2022 grants up to 8,662 sweet ordinary shares, 1,829 ordinary shares, 14,924 fixed return shares and 3,362 compensatory ratchet shares 2.
Under these plans, shares were regularly attributed from January 2020 to December 2022 to new and incumbent Webhelp employees. Shares are granted on condition that the employee has been at the company at least one year.
The characteristics of the free share plans were as follows at 31 December 2022:
Grant date	Type of share granted	Category of beneficiary	Number of shares granted	Number of shares cancelled	Number of shares outstanding at 31 Dec. 2022	Number of shares outstanding at 31 Dec. 2021	Number of shares outstanding at 31 Dec. 2020	Fair value at grant date
Plan 1 authorized at the Board of Directors' meeting on 18 November 2019
30/01/2020	Sweet Ordinary Shares	Category 1	5,201,384	682,886	4,518,498	4,518,498	4,518,498	1.00 €
30/01/2020	Sweet Ordinary Shares	Category 2	3,171,801	—	3,171,801	3,171,801	3,171,801	1.00 €
30/01/2020	Sweet Ordinary Shares	Category 3	1,321,583	—	1,321,583	1,321,583	1,321,583	1.00 €
30/01/2020	Compensatory Ratchet Shares	Category 1	2,019,263	—	2,019,263	2,019,263	2,019,263	0.69 €
30/01/2020	Compensatory Ratchet Shares	Category 2	1,231,344	—	1,231,344	1,231,344	1,231,344	0.69 €
30/01/2020	Compensatory Ratchet Shares	Category 3	513,060	—	513,060	513,060	513,060	0.69 €
30/01/2020	Complementary Ratchet Shares	Category 1	1,174,870	—	1,174,870	1,174,870	1,174,870	1.00 €
30/01/2020	Complementary Ratchet Shares	Category 2	716,418	—	716,418	716,418	716,418	1.00 €
30/01/2020	Complementary Ratchet Shares	Category 3	298,507	—	298,507	298,507	298,507	1.00 €
06/02/2020	Sweet Ordinary Shares	Category 1	165,549	—	165,549	165,549	165,549	1.00 €
06/02/2020	Compensatory Ratchet Shares	Category 1	64,269	—	64,269	64,269	64,269	0.69 €
06/02/2020	Complementary Ratchet Shares	Category 1	37,393	—	37,393	37,393	37,393	1.00 €
12/03/2020	Sweet Ordinary Shares	Category 1	280,360	3,010	277,350	277,350	277,350	1.00 €
12/03/2020	Compensatory Ratchet Shares	Category 1	108,834	1,169	107,665	107,665	107,665	0.69 €

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

Grant date	Type of share granted	Category of beneficiary	Number of shares granted	Number of shares cancelled	Number of shares outstanding at 31 Dec. 2022	Number of shares outstanding at 31 Dec. 2021	Number of shares outstanding at 31 Dec. 2020	Fair value at grant date
12/03/2020	Complementary Ratchet Shares	Category 1	63,328	680	62,648	62,648	62,648	1.00 €
16/11/2020	Sweet Ordinary Shares	Category 1	1,231,212	51,471	1,179,741	1,179,741	1,179,741	1.00 €
16/11/2020	Compensatory Ratchet Shares	Category 1	477,979	19,982	457,997	457,997	457,997	0.69 €
16/11/2020	Complementary Ratchet Shares	Category 1	278,110	11,627	266,483	266,483	266,483	1.00 €
18/11/2020	Sweet Ordinary Shares	Category 1	9,556	—	9,556	9,556	9,556	1.00 €
18/11/2020	Compensatory Ratchet Shares	Category 1	3,710	—	3,710	3,710	3,710	0.69 €
18/11/2020	Complementary Ratchet Shares	Category 1	2,159	—	2,159	2,159	2,159	1.00 €
30/11/2020	Sweet Ordinary Shares	Category 3	528,633	—	528,633	528,633	528,633	1.00 €
30/11/2020	Compensatory Ratchet Shares	Category 3	205,224	—	205,224	205,224	205,224	0.69 €
30/11/2020	Complementary Ratchet Shares	Category 3	119,403	—	119,403	119,403	119,403	1.00 €
30/01/2021	Sweet Ordinary Shares	Category 1	188,123	—	188,123	188,123		2.61 €
30/01/2021	Compensatory Ratchet Shares	Category 1	73,032	—	73,032	73,032		0.70 €
30/01/2021	Complementary Ratchet Shares	Category 1	42,492	—	42,492	42,492		2.80 €
05/05/2021	Sweet Ordinary Shares	Category 1	331,232	1,056	330,176	330,176		2.61 €
05/05/2021	Compensatory Ratchet Shares	Category 1	128,598	410	128,188	128,188		0.70 €
05/05/2021	Complementary Ratchet Shares	Category 1	74,817	239	74,578	74,578		2.80 €
08/09/2021	Sweet Ordinary Shares	Category 1	380,227	—	380,227	380,227		3.63 €
08/09/2021	Compensatory Ratchet Shares	Category 1	147,608	—	147,608	147,608		0.88 €
08/09/2021	Complementary Ratchet Shares	Category 1	85,881	—	85,881	85,881		3.22 €
08/09/2021	Sweet Ordinary Shares	Category 3	1,071,490	—	1,071,490	1,071,490		3.63 €
08/09/2021	Compensatory Ratchet Shares	Category 3	415,970	—	415,970	415,970		0.88 €
08/09/2021	Complementary Ratchet Shares	Category 3	242,019	—	242,019	242,019		3.22 €
15/12/2021	Sweet Ordinary Shares	Category 1	434,977	—	434,977	434,977		3.63 €
15/12/2021	Compensatory Ratchet Shares	Category 1	168,881	—	168,881	168,881		0.88 €
15/12/2021	Complementary Ratchet Shares	Category 1	98,242	—	98,242	98,242		3.22 €
21/12/2021	Sweet Ordinary Shares	Category 2	39,775	—	39,775	39,775		3.63 €
21/12/2021	Compensatory Ratchet Shares	Category 2	15,441	—	15,441	15,441		0.88 €
21/12/2021	Complementary Ratchet Shares	Category 2	8,984	—	8,984	8,984		3.22 €
09/11/2022	Sweet Ordinary Shares	Category 1	498,643	—	498,643			7.34 €
09/11/2022	Compensatory Ratchet Shares	Category 1	193,575	—	193,575			2.27 €
09/11/2022	Complementary Ratchet Shares	Category 1	112,622	—	112,622			9.05 €
15/12/2022	Sweet Ordinary Shares	Category 1	143,140	—	143,140			7.34 €
15/12/2022	Compensatory Ratchet Shares	Category 1	55,570	—	55,570			2.27 €
15/12/2022	Complementary Ratchet Shares	Category 1	32,331	—	32,331			9.05 €
Plan 2 authorized at the Board of Directors' meeting on 6 February 2020
06/02/2020	Sweet ordinary Shares	Category 1	181,097	—	181,097	181,097	181,097	1.00 €
06/02/2020	Ordinary Shares	Category 1	190,050	—	190,050	190,050	190,050	1.00 €
06/02/2020	Fixed Return Shares	Category 1	1,550,317	—	1,550,317	1,550,317	1,550,317	1.01 €
06/02/2020	Compensatory Ratchet Shares 2	Category 1	128,536	—	128,536	128,536	128,536	1.00 €
Plan 3 authorized at the Board of Directors' meeting on 5 May 2021
05/05/2021	Sweet ordinary Shares	Category 1	37,492	—	37,492	37,492		2.61 €
05/05/2021	Ordinary Shares	Category 1	7,918	—	7,918	7,918		2.61 €
05/05/2021	Fixed Return Shares	Category 1	64,593	—	64,593	64,593		1.11 €
05/05/2021	Compensatory Ratchet Shares 2	Category 1	14,555	—	14,555	14,555		1.39 €
Plan 4 authorized at the Board of Directors' meeting on 15 December 2021
15/12/2021	Sweet ordinary Shares	Category 1	11,155	—	11,155	11,155		3.63 €
15/12/2021	Ordinary Shares	Category 1	2,356	—	2,356	2,356		3.63 €
15/12/2021	Fixed Return Shares	Category 1	19,219	—	19,219	19,219		1.14 €
15/12/2021	Compensatory Ratchet Shares 2	Category 1	4,330	—	4,330	4,330		1.73 €
21/12/2021	Sweet ordinary Shares	Category 2	79,550	—	79,550	79,550		3.63 €

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

Grant date	Type of share granted	Category of beneficiary	Number of shares granted	Number of shares cancelled	Number of shares outstanding at 31 Dec. 2022	Number of shares outstanding at 31 Dec. 2021	Number of shares outstanding at 31 Dec. 2020	Fair value at grant date
21/12/2021	Ordinary Shares	Category 2	16,801	—	16,801	16,801		3.63 €
21/12/2021	Fixed Return Shares	Category 2	137,054	—	137,054	137,054		1.14 €
21/12/2021	Compensatory Ratchet Shares 2	Category 2	30,883	—	30,883	30,883		1.73 €
Plan 5 authorized at the Board of Directors' meeting on 9 November 2022
09/11/2022	Sweet ordinary Shares	Category 1	8,662	—	8,662			7.34 €
09/11/2022	Ordinary Shares	Category 1	1,829	—	1,829			7.34 €
09/11/2022	Fixed Return Shares	Category 1	14,924	—	14,924			1.22 €
09/11/2022	Compensatory Ratchet Shares 2	Category 1	3,362	—	3,362			3.93 €
TOTAL			26,712,302	772,530	25,939,772	24,875,114	20,503,124
in € millions	2022	2021	2020 (unaudited)
Cost of plans recognized in “Other operating income and expenses”	5.6	1.1	8.2
Payroll expenses recognized in “Other operating income and expenses”	1.5	3.9	1.0
Total recognized in “Other operating income and expenses”	7.1	5.0	9.2
In 2020, due to a previous performance-based free share plan, the total amount of share-based compensation expenses is €9.7m (of which €9.2m expense related to the new performance-based free share plan set up in 2020).
NOTE 10 NET FINANCIAL INCOME OR EXPENSES
Net financial income or expense comprised the following components:
In € millions	2022	2021	2020 (unaudited)
Interest expense(1)	(83.9)	(56.8)	(55.4)
Interest on lease liabilities	(17.9)	(10.3)	(7.2)
Financing costs	(101.7)	(67.1)	(62.6)
Loss on the net monetary position(2)	(6.4)	—	—
Foreign exchange gains (losses)(3)	(40.6)	(28.7)	0.7
Gains (losses) on derivative instruments	(1.2)	0.4	0.1
Discounting effect on earn out	(3.1)	0.0	—
Other	(4.5)	(1.9)	(0.9)
Other financial income and expenses	(49.4)	(30.3)	(0.2)
Net financial expenses	(157.5)	(97.4)	(62.8)

(1)
Interest expense mainly comprised interest paid quarterly on the senior loan; loan issuance costs and amortization of these costs using the effective interest rate method; and financial costs on undrawn credit facilities. The increase in 2022, compared to 2021, was primarily due to an increase in interest expense related to Webhelp’s senior loan as a result of general increases in variable reference rates (Euribor, SONIA and SOFR indexes). The increase in 2021, compared to 2020, was due to an increase in interest expense related to Webhelp’s senior loan extension in connection with the acquisition of OneLink.

(2)
In accordance with IAS 29 “Financial Reporting in Hyperinflationary Economies”, remeasurements of non-monetary items and income and expense items of the Turkish companies in financial year 2022 were offset against a €6.4 million loss on net monetary position in profit or loss. Prior years 2021 and 2020 have not been restated as the impact would not have been material.

(3)
The increase in foreign exchange losses in 2022 compared to 2021 was mainly due to the depreciation of the euro compared to the U.S. dollar, resulting in a loss from unrealized foreign exchange rates associated with senior loans denominated in U.S. dollars. The increase in 2021, compared to 2020 was mainly due to unrealized foreign exchange losses from the senior loan denominated in British pounds, which appreciated as compared to the Euro post-Brexit.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

NOTE 11 INCOME TAX
Income tax comprises current and deferred tax. It is recognized in profit or loss except to the extent that it relates to a business combination, or to items recognized directly in shareholders’ equity or to other comprehensive income.
11.1 Current tax
Current tax comprises the expected tax payable or receivable on the taxable income or loss for the year and any adjustment to the current tax amount in respect of previous years. It is measured using tax rates enacted or substantively enacted at the reporting date. Current tax includes French value-added business tax (Cotisation sur la valeur ajoutée des entreprises, or CVAE) and Italian production tax (Imposta regionale sulle attività produttive, or IRAP).
11.2 Deferred tax
Deferred taxes are recognized based on temporary differences between the carrying amount and tax bases of certain assets and liabilities.
Deferred tax expense or income is recognized in the income statement with the associated recognition of a non-current asset or liability. However, deferred tax expense or income is recorded in other items of comprehensive income or in equity when the expense or income is related to items recognized directly in other items of comprehensive income or in equity.
The tax amount is determined using the liability method, using the last tax rates enacted or substantively enacted at the reporting date and applicable when the differences reverse.
Deferred tax assets are recognized only to the extent that it is probable that future taxable profits will be available against which they can be used.
The carrying amount of deferred tax assets is reviewed at each reporting date and an impairment loss is recognized when recovery of these assets is uncertain with regard to operating forecasts.
11.3 Income tax income on profit or loss for the year
In € millions	2022	2021	2020 (unaudited)
Current tax	(38.1)	(35.8)	(25.8)
Deferred tax	19.7	17.1	(1.7)
Income tax	(18.4)	(18.7)	(27.4)
At 31 December 2022, the Group recognized an income tax expense of €18.4 million, corresponding to an effective tax rate of 31.8% (21.4% at 31 December 2021 and 42.3% at 31 December 2020).

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

11.4 Reconciliation of tax expense
In € millions	2022	2021	2020 (unaudited)
Profit before tax	57.5	86.9	64.6
Of which profit (loss) from associates under equity method	—	—	(0.2)
Profit before tax excluding loss from associates	57.5	86.9	64.8
Consolidating company tax rate	25.83%	28.41%	32.02%
Theoretical tax	(14.9)	(24.7)	(20.7)

Rate differences(1)	15.5	14.8	7.5
Tax credits	0.9	0.6	1.4
Non-deductible expenses	(5.8)	(2.6)	(3.2)
Unrecognized deferred tax assets(2)	(8.6)	(3.2)	(5.6)
Other permanent differences	(5.6)	(3.6)	(6.8)
Total income tax	(18.4)	(18.7)	(27.4)

(1)
In some countries, Webhelp temporarily benefited from a lower tax rate in FY 2022, amounting to €8.2 million compared with €9.2 million in FY 2021. The Group does not expect to benefit from these advantages over the long-term. The remaining amount arises from permanent differences in tax rates in the countries in which the Group operates.

(2)	The effects of unrecognized tax assets mainly relate to:
-
non-deductible financial expenses of the French consolidated tax group which could be deductible in future periods for € (8.5) million in FY 2022, € (5.1) million in FY 2021 and € (1.9) million in FY20, and

-	unrecoverable tax losses for € (0.1) million in FY 2022, €1.9 million in FY 21 and € (3.7) million in FY 2020.
11.5 Origin of deferred tax assets and liabilities
In € millions	31 Dec. 2022	Translation differences and other	Change in scope	OCI	Income statement	31 Dec. 2021	Translation differences and other	Change in scope	OCI	Income statement	31 Dec. 2020 (Unaudited)
Finance and operating leases	6.6	(0.7)	(0.0)		4.0	3.4	(0.2)	(0.1)		2.4	1.3
Retirement benefits	4.9	(0.1)		0.9	1.6	2.5	(0.6)		(0.1)	1.6	1.7
Tax loss carryforwards (1)	6.2	(0.6)			(2.3)	9.0	0.0			(2.4)	11.4
Acquisition costs	4.2				(1.4)	5.7				0.7	5.0
Offsetting	(18.7)	1.7				(20.3)	(18.9)				(1.4)
Other temporary differences	13.0	(0.9)	0.0		3.3	10.6	(5.4)	0.8		4.0	11.2
Total deferred tax assets	16.3	(0.6)	(0.0)	0.9	5.2	10.8	(25.2)	0.7	(0.1)	6.2	29.2
Customer relationships and brands(2)	156.5	2.4	(29.9)		(13.5)	197.4		57.8		(8.9)	148.5
Effective interest rate impact	4.5				(1.2)	5.7	(5.6)			4.8	6.6
Hedging instruments	(0.1)	(0.0)		(1.4)	0.2	1.1	6.3		1.4	(6.7)	0.1
Asset reevaluation	—					—	(1.4)				1.4
Finance and operating leases	—					—	(0.2)				0.2
Offsetting	(18.7)	1.7				(20.3)	(18.9)				(1.4)
Other temporary differences	—	0.2		(0.2)	—		(3.1)				3.1
Total deferred tax liabilities	142.1	4.3	(29.9)	(1.6)	(14.5)	183.8	(22.9)	57.8	1.4	(10.9)	158.5

(1)	At 31 December 2022, France, Germany and Egypt are the three main countries for which deferred tax assets were recognized on tax

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022 loss carryforwards (€1.4 million, €1 million and €1.6 million, respectively), as it is expected that they will be used in the short term.
At 31 December 2021, France and Germany are the main countries for which deferred tax assets were recognized on tax loss carry-forwards (€2.4 million and €3.5 million respectively), given the perspective that they will be used in the short term.
(2)
The main change in deferred tax liabilities was due to the new customer relationships recognized in connection with the acquisition of Dynamicall, OneLink, Uitblinqers and Grupo Services, as well as the completion of OneLink goodwill allocation detailed in Note 3.2 “Business combination”.

NOTE 12 GOODWILL
Goodwill is the difference between acquisition cost (plus, where applicable, non-controlling interests) and the net carrying amount of assets acquired and liabilities assumed.
Where an acquisition (of less than 100% of shares) confers control and non-controlling interests remain, the Group either opts for the recognition of full goodwill on all remeasured net assets, including the share attributable to non-controlling interests, or the recognition of partial goodwill on acquired, remeasured net assets. This choice is made on a transaction-by-transaction basis.
Goodwill is allocated to the various Cash generating units (CGUs) (as defined in Note 13 “Cash generating units”) depending on the value in use contributed to each.
When a business combination involves non-controlling interests including the grant of a put option, an operating liability is recognized in the consolidated statement of financial position for the estimated strike price granted to shareholders with these non-controlling interests, which results in a decrease in reserves. Changes to this put option relating to potential changes in estimates or the unwind of the discount will also be recognized in reserves. Any additional acquisition of non-controlling interests is considered a transaction between shareholders and is therefore not subject to the remeasurement of identifiable assets or further recognition of goodwill.
When the acquisition cost of a business combination is lower than the fair value of assets and liabilities, negative goodwill is recognized in the income statement under ‘other operating income and expenses’.
Acquisition-related costs are recorded in the income statement under ‘other operating income and expenses’ during the year in question.
Goodwill is not amortized but tested for impairment on an annual basis, or more frequently when events or changes in circumstances indicate a risk of impairment.
In accordance with IFRS 3 Revised, adjustments of the fair value of assets and liabilities from acquisitions recorded on a provisional basis are retrospectively recognized as adjustments to goodwill when they are recognized in the 12 months following the date of acquisition. These fair value adjustments occur as a result of additional information on facts and circumstances that existed at the date of acquisition. Beyond this date, the effects of this information are recorded directly in the income statement, unless they correct errors.
The breakdown of goodwill was as follows:
In € millions	31 Dec. 2022	31 Dec. 2021
Opening	2,052.7	1,700.6
Change in scope related to business acquisition(1)	72.5	352.1
Final goodwill allocation(2)	(47.2)	—
Translation differences(3)	39.4	—
Closing	2,117.5	2,052.7

At 31 December 2022, the Group’s goodwill amounted to €2,117.5 million, compared with €2,052.7 million at 31 December 2021 due to:
(1)	The recognition of the final goodwill related to Uitblinqers and provisional goodwill related to Grupo Services detailed in Note 3.2 “Business combination”.
(2)	The completion of the goodwill allocation of OneLink detailed in Note 3.2 “Business combination”.
(3)	The effect of currency translation on goodwill related to Dynamicall and OneLink acquisitions.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

NOTE 13 CASH GENERATING UNITS
In accordance with IAS 36, “Impairment of assets”, assets generating cash inflows independently and assets grouped under cash-generating units (CGU) are subject to annual systematic impairment testing for assets with an indefinite useful life (brands, goodwill) and whenever there is any indication of impairment of the asset or CGU in question.
A cash-generating unit is the smallest identifiable group of assets which generates cash inflows that are largely independent of the cash inflows from other assets or groups of assets.
Events or circumstances indicating that there may be impairment include the following qualitative and quantitative indicators:
— changes in market conditions that could result in a lasting decrease in revenue or operating income from continuing operations,
— technological changes,
— changes in regulations.
13.1 Allocation of goodwill to CGU groups
CGU groups stem from the structure monitored by Group Management for reporting purposes.
At 31 December 2021, goodwill was allocated to three CGU groups (“Southern Europe – Middle East”; “Northern Europe” and “United Kingdom extended”).
In € millions	01 Jan. 2021	Change in perimeter	31 Dec. 2021
Southern Europe - Middle East	1,296.2	25.9	1,322.1
North Europe	122.6	—	122.6
United Kingdom and attached countries	281.8	—	281.8
Not allocated (OneLink)	—	326.2	326.2
Total	1,700.6	352.1	2,052.7
In financial years 2021 and 2022, the Webhelp group strengthened its position in the Americas by acquiring the customer experience groups Dynamicall, OneLink and Grupo Services. It also bolstered its management in the APAC and UK regions. These changes led the Group to reorganize the CGU groups to which goodwill must be allocated.
The new CGU groups are:
•	Continental Europe
•	Americas
•	UK
•	APAC
Goodwill was reallocated on a pro rata basis of relative values of CGU as follows:
•	Allocation of goodwill from the former CGU groups “Southern Europe – Middle East” and “Northern Europe” to the CGU groups “Continental Europe” and “APAC”;
•
Allocation of a share of goodwill relating to the American companies previously allocated to “United Kingdom extended”, as well as goodwill relating to OneLink and Dynamicall, to the new CGU group “Americas”;

•	Allocation of goodwill relating to companies in the UK region from the former CGU group “United Kingdom extended” to the new CGU group “UK”.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

The goodwill has been reallocated at 1 January 2022 on new CGUs based on relative values:
In € millions	01 Jan. 2022	Change in perimeter	Translation differences	31 Dec. 2022
Continental Europe	1,402.7	—	—	1,402.7
Americas	395.4	(47.2)	41.6	389.8
UK	238.5	—	—	238.5
APAC	16.1	—	—	16.1
Uitblinqers and Grupo services	—	72.5	(2.2)	70.3
Total	2,052.7	25.3	39.4	2,117.5
The goodwill of Uitblinqers and Grupo Services will be allocated respectively to Continental Europe and Americas in 2023.
13.2 Determination of the recoverable amount
The recoverable amount of an asset, CGU or group of CGUs is the higher of:
—	its fair value less costs of disposal calculated based on the traditional cash flow approach applied to the most recent transactions and/or applying the market-comparison approach,
—	its value in use calculated based on the discounted cash flows of the estimated future cash flows expected from continuing use of the asset, CGU or group of CGUs plus terminal value.
In practice, the recoverable amount of CGU groups is measured using value in use.
The Group determines value in use by estimating future cash flows from each group of CGUs.
13.3 Impairment losses
An impairment loss is recorded if the carrying amount of the asset in question, CGU or group of CGUs to which it belongs is greater than its recoverable value.
The impairment loss recorded for a CGU or group of CGUs is first allocated as a decrease in any goodwill recognized for this CGU or group of CGUs, and then to the decrease in the carrying amount of other assets within the CGU or group of CGUs on a pro rata basis of the carrying amount of each asset.
Impairment losses allocated to goodwill are recorded in the income statement under ‘other operating income and expenses’. Impairment losses for property, plant and equipment and intangible assets other than goodwill are recognized under ‘other operating income and expenses’.
13.4 Reversal of impairment losses on goodwill
Impairment losses on goodwill are irreversible.
13.5 Reversals of impairment losses on property, plant and equipment and intangible assets other than goodwill
At each reporting date, the Group assesses whether new events or circumstances indicate that impairment recorded during prior years could be reversed. When the recoverable amount (determined based on new estimates) exceeds the net carrying amount of the asset in question, the Group reverses the impairment loss within the limit of the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized. Reversals of impairment loss are recognized in the income statement under ‘net charges to depreciation, amortization and provisions’ or, if applicable, under ‘other operating income and expenses’.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

13.6 Result of goodwill impairment tests
Impairment testing:
In accordance with IAS 36 “Impairment of assets”, intangible assets are subject to impairment testing annually or whenever there is an indication of impairment. Impairment tests compare the carrying amount of a cash-generating unit (CGU) including goodwill with its recoverable amount. Recoverable amount is defined as the higher of fair value less costs of disposal and value in use. If the recoverable amount is lower than the carrying amount of the cash-generating unit including goodwill, an impairment loss is recognized for the difference under ‘other operating income and expense’.
For impairment tests, assets are grouped into the smallest groups of assets which generate cash inflows that are largely independent from cash inflows generated by other assets of CGUs. The goodwill to which a business combination gives rise is allocated to CGUs or groups of CGUs that are expected to benefit from the synergies of the combination.
Cash flow projections are based on the five-year business plans derived from the 2023 forecasts approved by the Group Supervisory Board, which are then extrapolated to cover a 9-year period due to the organic growth historically observed.
The Group determines terminal value using the Gordon Shapiro perpetual growth model. The growth rate applied in 2021 and 2022 is 2.0% for the four CGU groups.
The discount rate is based on the calculations of external experts.
At 31 December 2021, a discount rate has been determined for all CGUs at 8.13%. At 31 December 2022, the discount rates have been determined per CGU group as follows:
—	8.54% for “Continental Europe”;
—	10.26% for “Americas”;
—	8.20% for “UK”;
—	8.87% for “APAC”.
The impairment tests performed on CGU groups did not lead to the recognition of any impairment at 31 December 2021 and 2022.
In addition, sensitivity testing did not show that the recoverable amount was lower than the carrying amount of the CGUs, based on the following parameters:
—	Test 1: 400 bp increase in the discount rate with no change in the perpetual growth rate;
—	Test 2: 100 bp decrease in the perpetual growth rate with no change in the discount rate;
—	Test 3: 5% decrease in free cash flow with no change in the discount rate and perpetual growth rate;
—	Test 4: Positive headroom calculated on the five-year business plans derived from the 2023 forecasts without extrapolation to a 9-year period.
NOTE 14 OTHER INTANGIBLE ASSETS
Other intangible assets are initially measured at acquisition cost, at production cost or at fair value when they are acquired through business combinations. Subsequent expenditure intended to increase the future economic benefits embodied in the specific asset to which it relates, the cost of which can be reliably measured, is capitalized. Other expenditure is recognized in profit and loss as incurred.
At the reporting date, intangible assets appear in the consolidated balance sheet at cost less accumulated amortization and any accumulated impairment losses determined in accordance with IAS 36 – Impairment of assets.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

Other intangible assets that are considered assets with finite useful lives are subject to amortization calculated using the straight-line method over a period based on the estimated useful life of the various categories of assets.
The main categories of intangible assets are amortized based on their expected useful life, as follows:
—	Customer relationships: 8 to 17 years
—	Brand: not amortized
Residual values and expected useful lives are reviewed at each reporting date.
The change in intangible assets according to the nature can be broken down as follows:
In € millions	R&D costs	Brands	Technologies	Customer relationships	Software, licenses & patents	Right of use - Intangible assets	Other intangible assets	Intangible fixed assets under construction	Total
Gross
01 Jan. 2021	2.5	148.3	—	498.7	83.2	0.1	20.5	1.1	754.4
Changes in consolidation scope	(0.0)	—	—	213.5	7.9	—	0.8	0.1	222.3
Acquisitions	—	—	—	—	19.7	—	2.2	2.8	24.7
Write off & Disposals	—	—	—	—	(2.7)	—	(1.7)	(0.1)	(4.5)
Translation differences	(0.0)	—	—	8.2	1.0	—	(1.3)	0.0	7.8
Other movements	(2.5)	0.0	—	—	7.2	(0.1)	(8.9)	2.6	(1.7)
31 Dec. 2021	0.0	148.3	—	720.4	116.3	0.0	11.6	6.5	1,003.0
Change in accounting policy - IAS 38 (SaaS contracts)	—	—	—	—	(1.0)	—	—	(1.9)	(2.9)
01 Jan. 2022	0.0	148.3	—	720.4	115.3	0.0	11.6	4.5	1,000.1
Changes in consolidation scope	—	—	8.2	42.8	3.9	—	(0.0)	—	54.9
Acquisitions	—	—	—	—	24.6	—	1.9	4.3	30.8
Write off & Disposals	—	—	—	—	(10.6)	—	(0.0)	—	(10.6)
Translation differences	—	—	(0.4)	4.1	(1.4)	—	(0.8)	0.0	1.5
Other movements	—	—	—	—	1.8	—	(0.4)	(1.6)	(0.2)
31 Dec. 2022	0.0	148.3	7.8	767.3	133.7	0.0	12.3	7.2	1,076.6

Accumulated amortization and impairment
01 Jan. 2021	(2.3)	—	—	(44.8)	(50.0)	(0.1)	(15.4)	—	(112.6)
Changes in consolidation scope	0.0	—	—	—	(5.2)	—	(0.2)	—	(5.4)
Increase	—	—	—	(44.6)	(15.5)	—	(2.2)	—	(62.3)
Decrease	—	—	—	0.2	2.5	—	1.6	—	4.4
Translation differences	0.0	—	—	(0.1)	(1.5)	(0.0)	1.1	—	(0.5)
Other movements	2.3	—	—	(0.2)	(7.1)	0.1	6.1	—	1.2
31 Dec. 2021	(0.0)	—	—	(89.5)	(76.9)	(0.0)	(8.9)	—	(175.3)
Change in accounting policy - IAS 38 (SaaS contracts)	—			—	(2.1)	—	(0.5)	—	(2.7)
01 Jan. 2022	(0.0)	—	—	(89.5)	(79.0)	(0.0)	(9.4)	—	(178.0)
Changes in consolidation scope	—	—	—	—	(0.9)	—	0.0	—	(0.9)
Increase	—	—	(0.6)	(56.1)	(19.2)	—	(1.3)	—	(77.2)

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

In € millions	R&D costs	Brands	Technologies	Customer relationships	Software, licenses & patents	Right of use - Intangible assets	Other intangible assets	Intangible fixed assets under construction	Total
Decrease	—	—	—	—	11.2	—	0.0	—	11.2
Translation differences	—	—	—	0.6	0.7	—	0.6	—	1.9
Other movements	—	—	0.0	—	(0.0)	—	0.0	—	0.0
31 Dec. 2022	(0.0)	—	(0.5)	(145.0)	(87.3)	(0.0)	(10.1)	—	(243.0)

Net
31 Dec. 2021	(0.0)	148.3	—	630.9	39.4	(0.0)	2.7	6.5	827.7
01 Jan. 2022	(0.0)	148.3	—	630.9	36.3	(0.0)	2.2	4.5	822.1
31 Dec. 2022	(0.0)	148.3	7.3	622.3	46.4	(0.0)	2.2	7.2	833.6
NOTE 15 PROPERTY, PLANT AND EQUIPMENT
15.1 Property, plant and equipment
Property, plant and equipment are recorded as assets in the consolidated balance sheet at their acquisition cost, less accumulated depreciation and any impairment losses. They are not remeasured.
Subsequent expenses that increase the future benefits of the asset (replacement and compliance expenses) are capitalized and depreciated over the remaining useful life of the asset to which they are related. Current upkeep and maintenance costs are expensed in the period they are incurred.
Depreciation is calculated using the straight-line method based on the estimated useful lives of the different asset categories. It is calculated based on the purchase price less any residual value.
Assets are depreciated based on their expected useful life as follows:
-	Fixtures and fittings: 7 to 10 years
-	IT equipment and telephony: 3 years
-	Furnishings: 5 years
Residual values and expected useful lives are reviewed at each reporting date.
Gains or losses on disposals are due to the difference between the sales price and the carrying amount of the assets sold.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

The change in property, plant and equipment according to the nature can be broken down as follows:
In € millions	Land	Buildings (own)	Right-of-use assets	Equipment and other	Property and equipment under construction and advance payments	Total
Gross
01 Jan. 2021	12.4	25.4	193.0	269.8	5.1	505.6
Changes in consolidation scope	—	16.4	16.9	19.2	0.0	52.5
Acquisitions	1.7	17.7	132.4	45.0	6.8	203.6
Write off & Disposals	(0.4)	(4.6)	(43.1)	(10.2)	(0.2)	(58.6)
Translation differences	0.2	(0.1)	3.7	(1.6)	0.1	2.4
Other movements	(13.4)	84.8	0.7	(72.4)	0.7	0.3
31 Dec. 2021	0.6	139.6	303.4	249.8	12.4	705.8
Changes in consolidation scope	—	3.9	0.6	9.2	—	13.8
Acquisitions	—	31.2	173.2	74.4	23.7	302.5
Write off & Disposals	—	(4.5)	(32.0)	(14.9)	(0.4)	(51.8)
Translation differences	—	(5.8)	(11.7)	(9.4)	(0.8)	(27.7)
Other movements	(0.0)	11.3	2.7	8.1	(22.2)	(0.0)
31 Dec. 2022	0.6	175.8	436.2	317.2	12.8	942.5

Accumulated amortization and impairment
01 Jan. 2021	(0.0)	(10.7)	(63.6)	(164.6)	—	(238.9)
Changes in consolidation scope	0.0	(8)	(0.1)	(12.4)	—	(20.8)
Increase	—	(13.0)	(69.5)	(34.0)	—	(116.5)
Decrease	—	4.2	23.1	9.3	—	36.6
Translation differences	(0.0)	(0.7)	(0.6)	(0.3)	—	(1.6)
Other movements	0.0	(41.8)	(2.3)	44.2	—	0.1
31 Dec. 2021	0.0	(70.3)	(113.0)	(157.8)	—	(341.1)
Changes in consolidation scope	—	(2.4)	—	(4.0)	—	(6.3)
Increase	—	(17.9)	(80.0)	(45.3)	—	(143.2)
Decrease	—	3.0	29.7	15.5	—	48.1
Translation differences	—	2.0	3.5	5.1	—	10.7
Other movements	—	4.6	0.2	(16.1)	—	(11.3)
31 Dec. 2022	0.0	(81.0)	(159.6)	(202.6)	—	(443.1)

Net
31 Dec. 2021	0.6	69.3	190.4	91.9	12.4	364.7
31 Dec. 2022	0.6	94.8	276.6	114.6	12.8	499.4
15.2 Leases
The main accounting policies applied to leases as of the date the Group was formed are set out below.
The Group is the lessee of several leases, mainly for real estate. It leases most of the sites where call centers are located. These are generally commercial leases, with characteristics that differ depending on the regulations of the country where they are located, particularly regarding the lease term. The leases may also have price index clauses and termination options. In accordance with IFRS 16, these characteristics were taken into account when calculating right-of-use assets and lease liabilities.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

The Group also leases vehicles. The leases have been restated as required by IFRS 16, as they fall within its scope of application.
The recognition of real estate leases and vehicle leases involves recording a lease liability on the balance sheet, corresponding to the present value of future lease payments, and a right-of-use asset.
The main practical expedients of IFRS 16 used by the Group concern leases of low-value assets (under €5,000) and lease commitments for less than one year.
In terms of lease modifications:
If the scope of a lease is increased and the consideration is commensurate with the stand-alone price for the increase in scope, the modification is accounted for as a separate lease.
-
For all other types of lease modification, the lease liability is remeasured and the carrying amount of the underlying right-of-use asset is adjusted. The right-of-use asset is adjusted to reflect the remeasured lease liability or decreased to reflect the reduction in scope of the modified lease. Any resulting gain or loss is recognized in the lessee’s income statement under “other operating income and expense”.

The lease term is the period of time during which the lease is non-cancellable, together with periods covered by an option to extend the lease that the Group is reasonably certain to exercise and periods covered by an option to terminate the lease that the Group is reasonably certain not to exercise.
The incremental borrowing rate is estimated at the commencement date of each lease based on the lease term and duration to reflect the profile of the lease payments.
Right-of-use assets break down as follows:
In € millions	Intangible assets	Buildings	Other tangible assets incl. transportation equipment	Total
Gross value at 01 Jan. 2021	0.1	184.2	8.7	193.0
Amortization and depreciation cumulated	(0.1)	(58.3)	(5.3)	(63.7)
Net value at 01 Jan. 2021	(0.0)	126.0	3.4	129.3
Changes in consolidation scope	—	13.9	2.9	16.8
New contracts/Renewal/Modifications	0.0	107.6	3.1	110.7
Amortization and depreciation	—	(65.1)	(4.4)	(69.5)
Translation differences	(0.0)	2.7	0.4	3.1
Net value at 31 Dec. 2021	(0.0)	185.1	5.4	190.4
In € millions	Buildings	Other tangible assets incl. transportation equipment	Total
Gross value at 01 Jan. 2022	289.8	13.6	303.4
Amortization and depreciation cumulated	(104.8)	(8.2)	(113.0)
Net value at 01 Jan. 2022	185.1	5.4	190.4
Changes in consolidation scope	0.6	0.0	0.6
New contracts/Renewal/Modifications	166.1	7.7	173.7
Amortization and depreciation	(74.7)	(5.3)	(80.0)
Translation differences	(7.9)	(0.2)	(8.1)
Net value at 31 Dec. 2022	269.1	7.5	276.6

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

As of 31 December 2022, a €14.3 million expense was recognized for leases that do not fall within the scope of IFRS 16 compared with €11.1 million as of 31 December 2021 and €7.7 million as of 31 December 2020. This amount mainly covers short-term and low value leases, and various taxes and other lease expenses.
NOTE 16 OTHER NON-CURRENT FINANCIAL ASSETS
In € millions	01 Jan. 2021	Changes in consolidation scope	Acquisitions	Impairment	Retirements & disposals	Translation differences	Transfers	31 Dec. 2021
Other financial assets	9.5	0.3	7.1	(0.9)	(3.1)	0.1	0.0	13.1
Derivative instruments	0.5	—	0.7		0.0	0.0	0.0	1.2
Total	10.0	0.3	7.8	(0.9)	(3.1)	0.2	0.0	14.3
In € millions	01 Jan. 2022	Changes in consolidation scope	Acquisitions	Impairment	Disposals	Translation differences	Transfers	31 Dec. 2022
Other financial assets	13.1	(0.0)	12.5	—	(9.9)	(0.4)	(0.2)	15.2
Derivative instruments	1.2	—	8.4	—	(0.0)	—	0.0	9.5
Total	14.3	(0.0)	20.9	0.0	(9.9)	(0.4)	(0.2)	24.7
NOTE 17 MANAGEMENT OF FINANCIAL RISK
Due to its activities, the Group is exposed to various types of financial risk:
-	market risk: foreign exchange risk, interest rate risk,
-	credit and counterparty risk, and
-	liquidity risk.
17.1 Credit risk
Credit risk is the risk of financial loss for the Group if a client or counterparty to a financial instrument were to default on its contractual obligations. The carrying amount of the financial assets is the maximum credit risk exposure.
The Group does not believe that there is a significant potential impact arising from credit risk due to the high credit rating of the Group’s counterparties. In addition, the credit/debit value adjustment of derivatives calculated on 31 December 2022 did not have a significant effect on the Group.
17.2 Interest rate risk
The Webhelp Group manages its own interest rate and foreign exchange risk. Webhelp takes no speculative positions.
The Group’s exposure to interest rate risk arises mainly from its variable-rate debt, taken out in connection with GBL’s majority investment in November 2019, which was extended in July 2021 for the OneLink acquisition.
To manage exposure to interest rate increases, in Q4 2022 the Webhelp group set up interest rate hedges to convert a portion of variable-rate debt payments to fixed-rate payments. The overall fair value of these hedges, which are classified as cash flow hedges in IFRS, is €5.4 million. At end-December 2022, the fair value was recognized in full under shareholders’ equity due to the effective nature of the hedge.
•
GBP hedging: an interest rate swap was set up based on a notional amount of GBP 75 million to pay a fixed interest rate (swap rate) of 3.865% and receive a variable rate equal to the Sterling Overnight Index Average (SONIA), with a floor of 0%. No premium was paid for the purchase of the floor as the latter was incorporated into the swap’s fixed interest rate.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

•
EUR hedging: cap spread strategy [2.50 – 4.50%] based on a notional principal amount of €100 million, maturing in July 2025, and two collars (purchase of a cap with a strike rate of 3% and sale of floor at 1.75%) based on an aggregate notional principal amount of €200 million, maturing in July 2025. Webhelp SAS is required to pay a total premium of €2.6 million according to a contractual schedule.

•
USD hedging: collar strategy based on a notional amount of USD 200 million (purchase of an interest rate cap of 4% and sale of an interest rate floor at 1.15%), plus the purchase of an interest rate floor of 0.50% reflecting the floor in the hedged item. Webhelp SAS paid a premium of USD 1.2 million.

Regarding sensitivity:
•
Theoretically, a 100 basis point rise in the 3-month Euribor would generate approximately €13 million in additional interest expense per year. However, Webhelp has hedged a portion of its risk with collars and cap spreads. The 3-month EURIBOR was 2.132% at 31 December 2022, so a 100 basis point rise would generate €12 million in additional interest expense. Conversely, a 100 basis point decrease would generate an interest expense decrease of approximately €11 million.

•
Theoretically, a 100 basis point rise in the SONIA would generate approximately GBP 1.3 million in additional financial expense, excluding the effect of currency translation. However, Webhelp has hedged a portion of its risk with an interest rate swap. As the SONIA was 3.4282% at 31 December 2022, a 100 basis point rise would generate GBP 0.5 million in additional interest expense. Conversely, a 100 basis point decrease would generate an interest expense decrease of GBP 0.5 million.

•
Theoretically, a 100 basis point rise in the SOFR would generate approximately USD 3.5 million in additional interest expense, excluding the effect of currency translation. However, Webhelp has hedged a portion of its risk with collars. The SOFR was 4.3% at 31 December 2022, so a 100 basis point rise would generate USD 1.7 million in additional interest expense. Conversely, a 100 basis point decrease would generate a decrease of USD 3.5 million in interest expense.

17.3 Foreign exchange risk
With regard to foreign exchange risk, transactions carried out by Webhelp are denominated, whenever possible, in the same currency as the functional currency of the entity undertaking the transaction. The foreign exchange risk arises from intercompany transaction between offshore contact centers and commercial entities who billed the customers.
To hedge this transactional currency risk, Webhelp uses currency forwards and non-deliverable forwards. In compliance with IFRS 9, the hedging relationship has been classified as a cash flow hedge. At end-December 2022, an aggregate fair value of -€4.4 million was recognized on the balance sheet with offsetting entries of -€4.3 million in other comprehensive income and -€0.1 million in income statement respectively.
Currency pair	Fair value in € millions
EUR/MAD	-3.3
EUR/DZD	0.5
EUR/EGP	-4.1
EUR/RON	1.6
ZAR/USD	0.5
ZAR/GBP	0.3
Total	-4.4
The Group’s exposure to foreign exchange rate risk arises also from the portion of its variable-rate debt denominated in GBP and USD. The following sensitivity testing did not show any major risk: at 31 December 2022, a 1,000 basis point rise or fall in the euro (to the GBP and USD) would only have a limited effect on the Group’s net debt, estimated at -2.4% and +2.9%, respectively.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

17.4 Liquidity risk
Liquidity risk is the risk that the Group could experience difficulties in honoring its financial liability commitments requiring payment in cash or in another financial asset. Webhelp’s cash forecasts between the drawdown date and the date of repaying debt should allow the Group to honor its repayments when they fall due. (See Note 27.2 “Compliance with financial ratios required for bank loans”).
To manage its non-current financial liabilities as well as the debt that it has taken on with regard to its suppliers and other creditors, at 31 December 2022, the Group had €340.0 million in net cash and cash equivalents including €176.2 million of restricted cash related to Logbox liabilities at Webhelp Payment Services (see Note 22 “Cash and debt”) and €356.7 million in available credit lines at 31 December 2022, comprised of the following:
RCF Lines				Maturity date
In € millions	Available	Used	Max lines	< 1 year	In the 2nd and 3rd Year	In the 3rd to 5th years
Central	311,6	0,0	311,6	0,0	0,0	311,6
Local	45,1	0,2	45,3	45,3	0,0	0,0
Total	356,7	0,2	356,9	45,3	0,0	311,6
In December 2021, the Group had €375.0 million in net cash and cash equivalents including €162.4 million of restricted cash related to Logbox liabilities at Webhelp Payment Services (see Note 22 “Cash and debt”) and €362.1 million in available credit lines comprised of the following:
RCF Lines				Maturity date
In € millions	Available	Used	Max lines	< 1 year	In the 2nd and 3rd Year	In the 3rd to 5th years	Non cancellable
Central	311,6	0,0	311,6	0,0	0,0	311,6	0,0
Local	50,5	0,9	51,4	31,7	5,2	0,0	14,4
Total	362,1	0,9	363,0	31,7	5,2	311,6	14,4
On the basis of currently available information and the various scenarios projected by Management, the Group has the financial capacity to meet its financing requirements for the next 12-month period. The revolving credit facility has an expiry date of more than one year. The Group believes that it is not exposed to liquidity risk.
NOTE 18 FINANCIAL INSTRUMENTS
Financial instruments comprise:
-	financial assets, which include trade receivables, other non-current assets, other current assets, cash management assets and cash and cash equivalents,
-	financial liabilities, which include long and short-term borrowings and bank overdrafts, operating liabilities and other current and non-current liabilities, and derivative instruments.
18.1 Recognition of financial instruments
Financial instruments (assets and liabilities) are recorded in the consolidated balance sheet at their initial fair value.
Financial assets and liabilities are subsequently measured at fair value or amortized cost depending on their type.
The fair value of a financial instrument is the amount for which an asset could be exchanged, or a liability settled, between knowledgeable, willing parties in an arm's length transaction.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

The amortized cost corresponds to the initial carrying amount (net of transaction costs), plus interest calculated based on the effective interest rate, less cash outflows (coupons, reimbursement of principal, and if applicable, redemption premiums). Interest incurred (income and expenses) is not recorded at the nominal rate of the financial instrument, but rather on the basis of the effective interest rate of the financial instrument. Financial assets measured at amortized cost are subject to impairment tests carried out as soon as there is an indication of impairment loss. Any impairment loss is recorded in the income statement.
Financial instruments are initially recognized in the consolidated balance sheet, and subsequently remeasured, using the methods described above, based on the following interest rate definitions:
-	the coupon, which is the nominal interest rate on borrowings,
-
the effective interest rate, which is the rate that exactly discounts the estimated cash flows through the expected term of the instrument, or, where appropriate, a shorter period to obtain the net carrying amount of the financial asset or liability. This calculation includes all fees paid or received, transaction costs, and if applicable, premiums to be paid and received,

-	the market interest rate, which reflects the effective interest rate recalculated at the measurement date based on current market parameters.
Financial instruments (assets and liabilities) are derecognized when the related risks and rewards of ownership have been transferred, and when the Group no longer exercises control over the instruments.
18.2 Derivative and other financial instruments
Derivative and other financial instruments mainly comprise:
-
forwards and non-deliverable forwards used to hedge foreign exchange risk (see Note 17.3 “Foreign exchange risk”). These derivatives are classified as cash flow hedges. Changes in the fair value of the effective portion are recognized in equity, and the ineffective portion, as financial income or expense.

-
Interest rate swaps to hedge the interest rate risk of variable-rate debt (see Note 17.2 “Interest rate risk”). These derivatives are classified as cash flow hedges. Changes in the fair value of the effective portion are recognized in equity, and the ineffective portion, as financial income or expense.

-	Financial liabilities for put options over non-controlling interests. Changes in the carrying amount, effects of foreign currency translation and effects of remeasurement are recognized in equity.
-
Liabilities for contingent consideration payable on business combinations (“earn outs”) are remeasured at fair value at each reporting date. The remeasurement impact is recorded in other operating income and expenses, except for unwinding of discount and foreign exchange gains/losses which are recorded in financial income and expense.

18.3 Fair value measurement
The fair value measurement methods for financial and non-financial assets and liabilities defined above are categorized into the following three levels of fair value:
-	Level 1: Fair value measured based on quoted prices (unadjusted) in active markets for identical assets or liabilities,
-	Level 2: Fair value measured using inputs other than quoted prices in active markets, that are observable either directly (prices) or indirectly (derived from prices),
-	Level 3: Fair value of assets or liabilities measured using inputs that are not based on observable market data (unobservable inputs).
As far as possible, the Group applies Level 2 measurement methods.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

Financial instruments categorized by fair value level were as follows:
31 Dec. 2020 (unaudited)
In € millions	Total Carrying amount	Assets/liabilities measured at amortization cost	Derivative instruments(1)	Assets/liabilities measured at fair value through equity(2)
Fair value level			Level 2	Level 3
Financial assets	756.0	750.6	5.3	—
Other non-current financial assets	10.0	10.0	0.0	—
Trade and related receivables	309.2	309.2	—	—
Tax and employee-related receivables	61.0	61.0	—	—
Other current assets	61.7	56.4	5.3	—
Cash and cash equivalents	314.0	314.0	—	—
Financial liabilities	1,902.1	1,888.3	4.2	9.6
Loans	1,213.5	1,213.5	—	—
Liabilities relating to finance leases	134.3	134.3	—	—
Other non-current liabilities	9.7	0.0	2.6	7.1
Trade and related payables	100.6	100.6	—	—
Tax and social security payables	220.6	220.6	—	—
Current financial liabilities	19.7	19.7	—	—
Bank overdrafts	1.4	1.4	—	—
Other current liabilities	202.4	198.2	1.6	2.5
31 Dec. 2021
In € millions	Total Carrying amount	Assets/liabilities measured at amortization cost	Derivative instruments(1)	Assets/liabilities measured at fair value through equity(2)	Assets/liabilities measured at fair value through profit and loss(3)
Fair value level			Level 2	Level 3	Level 3
Financial assets	914.6	906.1	8.5	—	—
Other non-current financial assets	14.3	13.1	1.2	—	—
Trade and related receivables	368.2	368.2	—	—	—
Tax and employee-related receivables	87.8	87.8	—	—	—
Other current assets	69.4	62.1	7.3	—	—
Cash and cash equivalents	375.0	375.0	—	—	—
Financial liabilities	2,584.4	2,547.1	2.2	23.8	11.2
Loans	1,743.9	1,743.9	—	—	—
Liabilities relating to finance leases	203.8	203.8	—	—	—
Other non-current liabilities	28.3	0.1	1.1	23.8	3.3
Trade and related payables	121.0	121.0	—	—	—
Tax and social security payables	264.9	264.9	—	—	—
Current financial liabilities	11.2	11.2	—	—	—
Bank overdrafts	0.9	0.9	—	—	—
Other current liabilities	210.4	201.3	1.1	(0.0)	7.9

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

31 Dec. 2022
In € millions	Total Carrying amount	Assets/liabilities measured at amortization cost	Derivative instruments(1)	Assets/liabilities measured at fair value through equity(2)	Assets/liabilities measured at fair value through profit and loss(3)
Fair value level			Level 2	Level 3	Level 3
Financial assets	998.9	986.6	12.3	—	—
Other non-current financial assets	24.7	15.1	9.5	—	—
Trade and related receivables	433.4	433.4	—	—	—
Tax and employee-related receivables	116.1	116.1	—	—	—
Other current assets	84.8	82.0	2.8	—	—
Cash and cash equivalents	340.0	340.0	—	—	—

Financial liabilities	2,814.8	2,735.6	8.5	11.1	59.6
Loans	1,758.0	1,758.0	—	—	—
Liabilities relating to finance leases	304.7	304.7	—	—	—
Other non-current liabilities	56.8	5.4	1.5	4.1	45.8
Trade and related payables	128.7	128.7	—	—	—
Tax and social security payables	312.5	312.5	—	—	—
Current financial liabilities	17.1	17.1	—	—	—
Other current liabilities	237.1	209.3	7.0	6.9	13.8

(1)	Hedging derivatives, namely forwards and non-deliverable forwards as well as EUR, GBP and USD interest rate hedges (swaps, cap spreads and collars) eligible for hedge accounting.
(2)	Assets / liabilities measured at fair value through equity correspond to liabilities for put options on non-controlling interests.
(3)	Assets / liabilities measured at fair value through profit or loss correspond to liabilities for contingent consideration payable on business combinations (“earn outs”).
NOTE 19 TRADE AND OTHER RECEIVABLES
Trade and other receivables are current financial assets.
When initially recognized, the receivables are recorded at their fair value. At the reporting date, they are generally measured at amortized cost using the effective interest rate method. However, interest-free receivables that are due within one year are measured at the amount of the original invoice or at their nominal amount when discounting is negligible.
An impairment loss is recognized when losses are expected. We analyze losses expected on our customer portfolio based on a retrospective analysis of their run-off. If the analysis finds that gains have been over-valued, a provision for impairment is made to align the market value of the receivable with the net amount of expected losses. Impairment loss can be reversed if expected losses decrease.
Unrecoverable receivables are considered losses when they are identified as such and recognized under other operating expenses.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

Receivables can be broken down by type as follows:
In € millions	Gross amount at 31 Dec. 2020 (unaudited)	Impairment	Carrying amount at 31 Dec. 2020 (unaudited)
Trade receivables	316.9	(7.7)	309.2
Total	316.9	(7.7)	309.2
In € millions	Gross amount at 31 Dec. 2021	Impairment	Carrying amount at 31 Dec. 2021
Trade receivables	371.2	(3.0)	368.2
Total	371.2	(3.0)	368.2
In € millions	Gross amount at 31 Dec. 2022	Impairment	Carrying amount at 31 Dec. 2022
Trade receivables	435.5	(2.1)	433.4
Total	435.5	(2.1)	433.4
All receivables are due within one year.
The Webhelp Group has set up several factoring schemes to finance its working capital requirement. The factoring agreements are non-recourse, except for two that were unused at 31 December 2022. The first was set up with ING in the Netherlands for a maximum €8 million. The second was set up with RBS in the United Kingdom for up to GBP 15 million. The receivables subject to non-recourse factoring are derecognized based on IFRS 9 derecognition criteria.
The non-recourse factoring agreements include factoring and reverse factoring schemes that the Webhelp Group has set up with some of its customers. The maximum financing amount at 31 December 2022 is €210 million, of which €200 million used; at 31 December 2021 €174 million, of which €144 million used.
The change in impairment of trade receivables and related accounts is presented below:
In € millions	01 Jan. 2021	Changes in consolidation scope	Allowance/ reversal	Balance sheet adjustment at 1 Jan.	Translation differences	31 Dec. 2021
Impairment of trade receivables	(7.7)	(0.3)	7.0	(2.0)	0.0	(3.0)
In € millions	01 Jan. 2022	Changes in consolidation scope	Allowance/ reversal	Transfer	Translation differences	31 Dec. 2022
Impairment of trade receivables	(3.0)	(0.0)	0.5	0.3	0.0	(2.1)
NOTE 20 SOCIAL SECURITY AND TAX RECEIVABLES
Social security and tax receivables can be broken down as follows:
In € millions	31 Dec. 2022	31 Dec. 2021	31 Dec. 2020 (unaudited)
Employee-related receivables	1.4	0.3	0.8
Tax receivables	85.2	68.7	51.1
Income tax receivables	29.4	18.8	9.2
Total	116.1	87.8	61.0

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

NOTE 21 OTHER CURRENT ASSETS
Other current assets can be broken down as follows:
In € millions	Gross amount at 31 Dec. 2020 (unaudited)	Impairment	Carrying amount at 31 Dec. 2020 (unaudited)
Prepaid expenses	15.1		15.1
Other receivables	48.1	(1.5)	46.6
Total	63.2	(1.5)	61.7
In € millions	Gross amount at 31 Dec. 2021	Impairment	Carrying amount at 31 Dec. 2021
Prepaid expenses	16.6		16.6
Other receivables	52.7	0.0	52.8
Total	69.4	0.0	69.4

In € millions	Gross amount at 31 Dec. 2022	Impairment	Carrying amount at 31 Dec. 2022
Prepaid expenses	25.2		25.2
Other receivables	59.6	0.0	59.6
Total	84.8	0.0	84.8
At 31 December 2022, other receivables comprised:
•	factoring guarantee deposits: €8.7 million;
•	the short-term portion of hedging instruments: €2.8 million;
•	IFRS 15 contract assets: €1.1 million.
At 31 December 2021, other receivables comprised:
•	the short-term portion of hedging instruments: €7.3 million;
•	factoring guarantee deposits: €7.2 million;
•	IFRS 15 contract assets: €6.0 million.
NOTE 22 CASH AND DEBT
Cash, which appears in the cash flow statement, is composed of cash and cash equivalents (short-term and bank investments) minus bank overdrafts.
Net cash or net debt includes cash, as defined above, as well as cash management assets (assets presented separately in the balance sheet due to their characteristics) less short and long-term financial debt
22.1 Cash, cash equivalents and net debt
In connection with the acquisition by Groupe Bruxelles Lambert (GBL), a new loan “Term loan B” was taken out by Marnix SAS in 2019, as the previous loan had been paid back early under the “change of control” clause in the previous banking documents. This loan was extended in 2021 for the OneLink acquisition. The principal amount and interest rate for each credit facility at 31 December 2022 were as follows:

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

-
€1,020 million drawn down from the B1 EUR facility, denominated in EUR, on November 19, 2019, bearing interests on variable reference rate (Euribor index) and a margin of 3.0% subject to margin ratchet mechanism;

-
£125 million drawn down from the B1 GBP facility, denominated in GBP, on November 19, 2019, bearing interests on variable reference rate (Sonia index) and a margin of 4.25% subject to margin ratchet mechanism;

-
€285.6 million drawn down from the B1 EUR facility, denominated in EUR, on July 30, 2021, bearing interests on variable reference rate (Euribor index) and a margin of 3.5% subject to margin ratchet mechanism;

-
$344.75 million drawn down on the B1 USD facility, denominated in USD, on July 30, 2021 (denominated in USD as from August 2, 2021), after repayment, bearing interests on variable reference rate (SOFR index) and a margin of 3.75% subject to margin ratchet mechanism.

The euro-denominated revolving credit facility (RCF) amounted to €311,6 million, the full amount of which was available at 31 December 2022, bearing interests on variable reference rate (Euribor index) and a margin of 2.75% subject to margin ratchet mechanism
The initial term loan B and the RCF mature in 2026, the extension of term loan B matures in 2028.
Debt issuance costs included into the determination of the effective interest rate amounted to €45.7 million, broken down as follows:
-	Expenses from the acquisition by GBL Group:
○	Costs for the B1 EUR facility: €22.5 million;
○	Costs for the B1 GBP facility of €125 million: GBP 2.8 million;
○	Costs for the RCF: €4.6 million.
-	Expenses from the acquisition of OneLink:
○	Costs for the issue of the B1 EUR Facility: €6.7 million;
○	Costs for the issue of the B1 USD Facility: USD 9.1 million;
○	Costs for the RCF increase amounted to €1.2 million.
On July 9, 2020, Marnix Lux SA entered into a loan agreement as borrower with Sapiens S.à r.l. as lender, pursuant to which the lender granted a EUR 3,000,000.00 revolving facility to the borrower.
The Facility shall have a duration of 3 years as of the date of the agreement (i.e. July 9, 2023).
The Group’s net debt broke down as follows:
In € millions	31 Dec. 2022	31 Dec. 2021	31 Dec. 2020 (unaudited)
Cash	158.0	211.8	153.2
Restricted cash Logbox activity	176.2	162.4	160.8
Other restricted cash	5.7	0.8	0.0
Cash and cash equivalents	340.0	375.0	314.0
Bank overdrafts	0.0	0.9	1.4
Net cash and cash equivalents	340.0	374.0	312.6
Loans and borrowings	2,079.7	1,958.9	1,367.5
Net debt	1,739.7	1,583.9	1,053.5

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

22.2 Breakdown of borrowings and other financial debts
The Group’s gross financial debt broke down as follows:
In € millions	31 Dec. 2020 (unaudited)	Non-current	Current
Bank overdrafts	1.4	—	1.4
Senior loan	1,215.9	1,215.9	0.0
Senior loan issuance costs	(25.5)	(25.5)	—
CDN loan (Direct Medica)	2.9	0.0	2.9
Spain	5.7	5.2	0.5
Madagascar	3.4	2.1	1.3
Marnix Lux SA loan with Sapiens S.à r.l.	0.7	0.7	—
Other loans	10.2	7.9	2.3
Other bank debts related to hedging instruments	0.2	0.2	—
Liabilities relating to finance leases	134.3	88.3	46.0
Loans and borrowings, excluding accrued interest	1,347.8	1,294.8	53.0
Accrued interest	19.7	—	19.7
Loans and borrowings	1,367.5	1,294.8	72.6
Total	1,368.9	1,294.8	74.1
In € millions	31 Dec. 2021	Non-current	Current
Bank overdrafts	0.9	—	0.9
Senior loan	1,761.8	1,758.7	3.1
Senior loan issuance costs	(35.6)	(35.6)	—
CDN loan (Direct Medica)	3.3	0.4	2.9
Spain	5.2	3.5	1.7
Madagascar	5.6	3.4	2.2
Marnix Lux SA loan with Sapiens S.à r.l.	1.3	1.3	—
Other loans	2.2	0.8	1.4
Liabilities relating to finance leases	203.8	148.8	55.0
Other financial liabilities	(0.5)	—	(0.5)
Loans and borrowings, excluding accrued interest	1,947.2	1,881.4	65.8
Accrued interest	11.6	—	11.6
Loans and borrowings	1,958.9	1,881.4	77.4
Total	1,959.8	1,881.4	78.3
In € millions	31 Dec. 2022	Non-current	Current
Bank overdrafts	0.0	—	0.0
Senior loan	1,769.7	1,766.5	3.3
Senior loan issuance costs	(28.4)	(28.4)	—
CDN loan (Direct Medica)	0.5	—	0.5
Spain	3.5	1.8	1.7
Grupo services	1.9	1.9	—
Colombia	1.7	—	1.7
Madagascar	3.8	2.2	1.6
Marnix Lux SA loan with Sapiens S.à r.l.	1.8	—	1.8
Other loans	0.8	0.2	0.6

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

In € millions	31 Dec. 2022	Non-current	Current
Other bank debts related to hedging instruments	2.5	1.5	1.0
Liabilities relating to finance leases	304.7	242.5	62.3
Loans and borrowings, excluding accrued interest	2,062.7	1,988.1	74.6
Accrued interest	17.0	—	17.0
Loans and borrowings	2,079.7	1,988.1	91.6
Total	2,079.8	1,988.1	91.7
22.3 Analysis of financial debt by maturity
In € millions	31 Dec. 2020 (unaudited)	Less than 1 year	Between 1 and 5 years	More than 5 years
Loans	1,239.0	7.0	16.1	1,215.9
Senior loan issuance costs	(25.5)	—	—	(25.5)
Liabilities relating to finance leases	134.3	46.0	88.3	—
Other liabilities	21.1	21.1	—	—
Total	1,368.9	74.1	104.4	1,190.4
In € millions	31 Dec. 2021	Less than 1 year	Between 1 and 5 years (*)	More than 5 years (*)
Loans	1,779.4	11.2	1,190.6	577.6
Senior loan issuance costs	(35.6)	—	(22.3)	(13.3)
Liabilities relating to finance leases	203.8	55.0	101.0	47.8
Other liabilities	12.1	12.1	—	—
Total	1,959.8	78.3	1,269.3	612.1.

(*)	Of which senior loan for €1,181.1 million mainly in 2026 and €577.6 million mainly in 2028, becoming payable in case of change of direct or indirect control of the borrower
In € millions	31 Dec. 2022	Less than 1 year	Between 1 and 5 years (*)	More than 5 years (*)
Loans	1,786.4	12.3	1,181.6	592.4
Senior loan issuance costs	(28.4)	—	(17.9)	(10.5)
Liabilities relating to finance leases	304.7	62.3	156.7	85.7
Other liabilities	17.1	17.1	—	—
Total	2,079.8	91.7	1,320.4	667.6

(*)	Of which senior loan for €1,174.1 million mainly in 2026 and €592.4 million mainly in 2028, becoming payable in case of change of direct or indirect control of the borrower

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

22.4 Analysis of financial debt by currency
In € millions	31 Dec. 2022	31 Dec. 2021	31 Dec. 2020 (unaudited)
EUR	1,467.2	1,390.3	1,160.9
USD	382.9	347.3	0.2
GBP	153.0	163.1	150.4
Other	76.6	59.1	57.4
Total	2,079.8	1,959.8	1,368.9
22.5 Changes in debt
These tables present changes in debt over the reporting periods, not including other liabilities mainly composed by accrued interest and bank overdrafts.
In € millions	01 Jan. 2021	Change in consolidation scope	Addition	Decrease(1)	Foreign exchange gains (losses)	Reclassified items	31 Dec. 2021
Loans	1,239.0	1.7	605.2	(91.9)	24.2	1.3	1,779.4
Senior loan issuance costs	(25.5)	0.1	(15.4)	5.2	—	—	(35.6)
Liabilities relating to finance leases(1)	134.3	16.7	132.4	(81.7)	2.8	(0.1)	203.8
Total	1,347.8	18.5	722.2	(168.4)	26.9	1.2	1,947.7
In € millions	01 Jan. 2022	Change in consolidation scope	Addition(2)	Decrease(1)	Foreign exchange gains (losses)	Reclassified items	31 Dec. 2022
Loans(2)	1,779.4	2.7	119.2	(125.6)	10.6	(0.0)	1,786.4
Senior loan issuance costs	(35.6)	(0.0)	—	7.2	—	—	(28.4)
Liabilities relating to finance leases(1)	203.8	0.6	170.7	(69.3)	(1.4)	0.3	304.7
Total	1,947.7	3.4	290.0	(187.8)	9.2	0.3	2,062.7

(1)
The decrease in liabilities relating to finance leases includes the cancellation (non-cash) of the remaining debt in context of lease’s early termination offset by the decrease of the right of use for €(0.5) million in 2022 and €(20.2) million in 2021.

(2)	The increase of loans during 2022 includes the payment of €2.4 million by the bank on behalf of Webhelp for some derivatives instruments which has no impact in the Webhelp’s cash flow statement.
22.6 LogBox activity – specific characteristic of the Webhelp Payment Services (WPS) Group
Given the payment activity and in accordance with Article L. 522-17 of the French Monetary and Financial Code, funds received by the Group on behalf of its clients are credited to bank accounts opened specifically for this purpose, which are called holding accounts. The amounts held in such accounts were recognized at the reporting date as cash and cash equivalents.
In the Group’s financial statements, this restricted cash is classified within “cash and cash equivalents”, i.e. it is held to handle the entity’s short-term cash commitments. An equivalent liability of €176.2 million is recognized in “other current liabilities”, which is extinguished in the short term (a few days) when the amounts received by WPS are paid out.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

NOTE 23 EQUITY
23.1 Share capital
At 31 December 2022, share capital amounted to €13.6 million, comprising 1,359,707,274 shares each with a nominal value of €0.01, all of the same category.
At 31 December 2021, share capital amounted to €13.6 million, comprising 1,357,768,140 shares each with a nominal value of €0.01, all of the same category.
At 31 December 2020, share capital amounted to €13.4 million, comprising 1,342,986,410 shares each with a nominal value of €0.01, all of the same category.
The Group is not subject to any debt-to-equity ratio covenants in its debt contracts.
23.2 Treasury shares
Treasury shares are shown as a deduction from total equity.
Marnix Lux SA purchased during the financial years 2021 and 2022 own shares for an amount of €0.4 million and €0.2 million respectively in the context of service-based free share plans set up for Webhelp employees and corporate. See note 9.2 “Share-based payment”.
All amounts have been deducted from equity.
23.3 Dividends
No dividends were distributed to shareholders.
NOTE 24 CURRENT AND NON-CURRENT PROVISIONS
A provision is recognized in the consolidated balance sheet at the reporting date if, and only if, there is a legal or constructive present obligation as a result of a past event; if it is probable that an outflow of resources embodying economic benefits will be required to settle the obligation; and if a reliable estimate can be made of the amount of the obligation. Provisions are discounted when the impact of the time value of money is material.
Changes in provisions can be broken down as follows:
In € millions	01 Jan. 2021	Change in consolidation scope	Allowances	Reversals	Unused reversals	Translation differences	Reclassified items	31 Dec. 2021
Provisions for disputes	1.4	—	0.6	(0.7)	(0.0)	(0.1)	(0.0)	1.2
Provisions for restructuring costs	0.3	(0.0)	1.5	(0.3)	—	0.0	—	1.5
Provisions for retirement obligations	8.5	(0.0)	1.9	(1.4)	—	(0.1)	—	7.0
Other contingency provisions(1)	5.1	11.6	4.1	(1.0)	(1.7)	0.7	(0.6)	18.2
Total	15.2	11.6	8.2	(3.3)	(1.7)	0.6	(0.6)	28.0

(1)	The increase in 2021 in other contingency provisions is mainly due to the recognition of a provision for tax risks, in connection with the OneLink purchase price allocation.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

In € millions	01 Jan. 2022	Change in consolidation scope	Allowances	Reversals	Unused reversals	Translation differences	Reclassified items	31 Dec. 2022
Provisions for disputes	1.2	0.1	0.3	(0.3)	(0.1)	(0.1)	—	1.2
Provisions for restructuring costs	1.5	0.0	0.7	(0.9)	(0.2)	(0.0)	—	1.1
Provisions for retirement obligations(1)	7.0	(0.0)	8.6	(1.2)	—	(0.0)	—	14.4
Other contingency provisions(2)	18.2	0.0	5.0	(2.3)	(0.2)	0.7	2.5	23.9
Total	28.0	0.1	14.5	(4.7)	(0.5)	0.6	2.5	40.5

The increase in 2022 is mainly due to:
(1)
The remeasurement of provisions for retirement obligations, primarily in France, including €2.8 million in past service costs relating to plan amendments and €3.5 million relating to changes in actuarial assumptions, offsetting items in other comprehensive income (See Note 7 “Personnel expenses and employee benefits”).

(2)	A reclassification from payroll liabilities to other contingency provisions for €2.5 million.
NOTE 25 TRADE AND OTHER PAYABLES
Trade and other payables break down as follows:
In € millions	31 Dec. 2022	31 Dec. 2021	31 Dec. 2020 (unaudited)
Trade payables	128.7	121.0	100.6
Logbox liabilities(1)	176.2	162.4	160.8
Tax and social security payables	312.5	264.9	220.6
Debt on fixed assets	2.5	1.8	2.4
Other liabilities(2)	58.4	46.2	39.2
Total	678.2	596.4	523.5

(1)	LogBox liabilities at Webhelp Payment Services (see Note 22.6 “LogBox activity – specific characteristic of the WPS Group”)
(2)	Other liabilities mainly include:
•	At 31 December 2022:
-	Earnouts and put options on non-controlling interests due in less than one year for €21.8 million;
-	Advances received from customers for €7.4 million;
-	Short-term hedging instruments for €7.1 million.
•	At 31 December 2021:
-	Advances received from customers for €16.3 million;
-	Earnouts and put options over non-controlling interests for €7.9 million.
•	At 31 December 2020:
-	Advances received from customers for €14.2 million;
-	Earnouts and put options over non-controlling interests for €2.5 million.
Trade and other payables are all due within one year.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

NOTE 26 CHANGE IN WORKING CAPITAL REQUIREMENTS
The change in working capital comprised the following components:
In € millions	2022	2021	2020 (unaudited)
Trade accounts receivables	(52.1)	(2.4)	(59.3)
Trade accounts payables	1.4	9.2	16.3
Other	(0.8)	(6.2)	46.1
Change in working capital	(51.5)	0.6	3.0
In 2022, the negative change in working capital combines the effects of a continued sales growth, change in scope mainly related to OneLink, Uitblinqers and Grupo Services acquisitions and additional client advance payments received in December 2021.
In 2021, the positive change in working capital combines the effects of an accelerated sales growth and fiscal and social debts payments postponed in 2020 due to Covid-19 Pandemic.
In 2020, the positive change in working capital combines the effects of sales growth, non-recourse factoring improving cash collection and measures taken by cash management and local governments in the context of the Covid-19 Pandemic.
NOTE 27 OFF-BALANCE SHEET COMMITMENTS
27.1 Debts guaranteed by securities
According to the senior facility agreement (SFA) signed on 16 August 2019 and its extension to finance the OneLink acquisition on 30 July 2021, Marnix French TopCo SAS, Marnix SAS, Webhelp US LLC and a consortium of leading banks backed all payment obligations for this debt up to a maximum of €1,769.7 million at 31 December 2022 (€1,761.8 million at 31 December 2021 and €1,215.9 million at 31 December 2020) by pledging various asset classes:
•	Marnix SAS and Webhelp LLC in their capacity as borrower
•	Courcelles Lux SARL (merged in 2022 into WowHoldco SAS), WowHoldco SAS, WebHelp SAS, WebHelp France SAS, WebHelp O2C Holding SAS in their capacity as guarantors for the borrowers, and
•	Marnix French Topco SAS in its capacity as guarantor for the creditors.
Other off-balance sheet commitments given by Group mainly represent €15.1 million at 31 December 2022 (€39.6 million at 31 December 2021 and €40.8 million at 31 December 2020) in loan guarantees and guarantees given to lessors in connection with lease commitments.
Future minimum commitments for ongoing leases that do not fall within the scope of IFRS 16, and leases signed but not yet commenced at 31 December 2022, 2021 and 2020 were deemed immaterial.
27.2 Compliance with financial ratios required for bank loans
According to the senior facility agreement (SFA) entered into on 16 August 2019, at the end of each quarter since September 2020, the Group must comply with the following financial covenant:
•	leverage ratio (pro forma net debt to EBITDA) under 9.8
The ratio is compliant at the end of December 2022, 2021 and 2020.
The Group is also subject to a certain number of restrictions concerning, for instance:
•	merger and sales of assets,

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

•	loans (allowed if the EBITDA to fixed expenses ratio is greater than 2, and allowed within the framework of exceptions described in the SFA),
•	the distribution of dividends or other payments to shareholders,
•	business acquisition (authorized in particular if the price and pro forma EBITDA are less than the threshold described in the SFA).
27.3 Other commitments received
The available credit lines amounted to €357 million at 31 December 2022 compared with €362 million at 31 December 2021 and €189 million at 31 December 2020. Other commitments received were immaterial at 31 December 2022, 2021 and 2020.
NOTE 28 RELATED PARTY TRANSACTIONS
28.1 Parent company and governance
Webhelp is controlled by Groupe Bruxelles Lambert SA (“GBL”), an investment holding company governed by Belgian law and listed on Euronext Brussels. At 31 December 2022, GBL held 61.28% of Marnix Lux SA and its subsidiaries through the holding vehicle Sapiens S.a.r.l., a company registered in Luxembourg.
-
In terms of governance, a Supervisory Board is appointed at the level of Marnix French ParentCo SAS, a direct subsidiary of Marnix Lux SA, to oversee the management of Webhelp. The Supervisory Board comprises six members and meets at least four times a year: Three members appointed at the request of GBL;

-	Olivier Duha, co-founder of Webhelp and CEO;
-	Frédéric Jousset, co-founder of Webhelp; and
-	An independent director.
The Group Management Committee (“GMC”) focus its work and attention on strategic programs for the future of the company. The GMC increased from 8 members in 2020 to 13 members in 2022 to reflect the Group geographical expansion and cover new strategic priorities in different activities and functions.
28.2 Remuneration of Executive Officers
Remuneration of the GMC members in respect of the 2022, 2021 and 2020 fiscal years is summarized as follows:
in € millions	2022	2021	2020 (unaudited)
Short-term benefits	6.5	5.2	3.7
Share-based payment	2.2	(0.8)	3.7
Total	8.8	4.4	7.5
28.3 Related party transactions
The main related parties are:
-	The members of the Supervisory Board, the Group Management Committee and their close circle;
-	The companies over which the main members of the Supervisory Board, the Group Management Committee or their close circle exercise control or significant influence;
-	GBL, the other companies controlled by GBL, the companies over which GBL exercises joint control or significant influence and the related parties of GBL.

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

In 2020, 2021 and 2022, no material transactions were entered into with related parties.
NOTE 29 SUBSEQUENT EVENTS
On March 29, 2023, Webhelp and Concentrix Corporation announced they have entered into exclusive negotiations to combine. This transaction will, subject to the approval of the regulatory authorities and fulfillment of customary closing conditions (including Concentrix’ shareholders approval), create a leading global customer experience provider, crystallizing the ambition of the two groups to play a major role in the CX industry and further accelerate their respective development.
NOTE 30 CONSOLIDATION SCOPE
			31 Dec. 2022		31 Dec. 2021		31 Dec. 2020
Company			Consolidation method	% equity interests	Consolidation method	% equity interests	Consolidation method	% equity interests	CGU Group
LU_06_HO	Marnix Lux SA		Holding company	100%	Holding company	100%	Holding company	100%	Holding
AB_01_PR	Webhelp Albania Shpk		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
AL_01_PR	Webhelp Algérie		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
AS_01_PR	Webhelp Australia Pty Ltd		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	APAC
AU_01_PR	Webhelp Austria GmbH		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
AU_02_PR	Telecats Austria	(2)					Fully consolidated	100%	Continental Europe
BA_01_PR	Webhelp BH d.o.o. Sarajevo		Fully consolidated	100%	Fully consolidated	100%			Continental Europe
BE_01_PR	Webhelp Belgique	(1)			Fully consolidated	100%	Fully consolidated	100%	Continental Europe
BE_02_HO	Webhelp International Development		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Holding
BG_01_PR	Webhelp Bulgaria EOOD		Fully consolidated	100%	Fully consolidated	100%			Continental Europe
BJ_01_PR	Webhelp Bénin		Fully consolidated	100%	Fully consolidated	100%			Continental Europe
BR_01_HO	Webhelp Brasil Participacoes Ltda.		Fully consolidated	100%					Grupo Services
BR_02_HO	Grupo Services S.A.		Fully consolidated	100%					Grupo Services
BR_03_PR	Services Assessoria Digital Ltda.		Fully consolidated	100%					Grupo Services
BR_04_PR	Services Tech Experience Inovacao E Tecnologia Em		Fully consolidated	100%					Grupo Services
	Relacionamento Ltda.
CA_01_PR	LIVINGBRANDS Canada Corp.	(2)					Fully consolidated	100%	Continental Europe
CA_02_PR	Les Services Webhelp Inc. Canada		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Americas
CI_01_PR	Webhelp CI		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
CI_02_PR	WH Succursale CI		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
CI_03_PR	WH Abidjan Le Workshop		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
CN_02_PR	Webhelp Business Consulting (Shanghai) Co. Ltd		Fully consolidated	100%	Fully consolidated	100%			APAC
CN_03_PR	Webhelp (Suzhou) Information Technology Co., Ltd.		Fully consolidated	100%					APAC
CO_01_PR	Webhelp Colombia SAS		Fully consolidated	100%	Fully consolidated	100%			Continental Europe
CO_02_PR	Getcom Colombia S.A.S		Fully consolidated	100%	Fully consolidated	100%			Americas
CO_03_PR	Getcom Servicios S.A.S		Fully consolidated	100%	Fully consolidated	100%			Americas
CO_04_PR	Onelink S.A.S		Fully consolidated	100%	Fully consolidated	100%			Americas
CO_05_PR	Onelink International S.A.S		Fully consolidated	100%	Fully consolidated	100%			Americas
CO_06_PR	Experts Colombia S.A.S		Fully consolidated	100%	Fully consolidated	100%			Americas
CZ_01_PR	Webhelp Enterprise Sales Solutions Czech Republic S.r.o		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
CZ_02_PR	SELLBYTEL Czech Republic	(1)			Fully consolidated	100%	Fully consolidated	100%	Continental Europe
DE_01_HO	Webhelp Holding Germany GmbH		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
DE_02_PR	Webhelp Deutschland GmbH		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
DE_09_HO	SELLBYTELL Holding Germany	(2)					Fully consolidated	100%	Continental Europe
DE_10_PR	SELLBYTEL Group GmbH	(2)					Fully consolidated	100%	Continental Europe
DE_11_PR	HELPBYCOM	(2)					Fully consolidated	100%	Continental Europe
DE_12_PR	LIVINGBRANDS Germany	(2)					Fully consolidated	100%	Continental Europe
DE_13_PR	Righthead GmbH		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
DE_14_PR	Invires GmbH		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
DE_15_PR	AHA! Talentexperts	(2)					Fully consolidated	100%	Continental Europe
DE_16_HO	Webhelp Sun Holding GmbH		Fully consolidated	100%					Continental Europe
DM_01_HO	DMH3		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
DM_02_HO	DMH2	(2)					Fully consolidated	100%	Continental Europe
DM_03_PR	Patientys		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

			31 Dec. 2022		31 Dec. 2021		31 Dec. 2020
Company			Consolidation method	% equity interests	Consolidation method	% equity interests	Consolidation method	% equity interests	CGU Group
DM_05_PR	Webhelp Medica		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
DM_06_PR	DM HP Direct Medical Portugal		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
DM_07_PR	Direct Medica Iberica		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
DM_08_PR	DM Pharma	(1)			Fully consolidated	97%	Fully consolidated	100%	Continental Europe
DM_09_PR	Webhelp Medica Customer Experience		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
DM_11_PR	Hello Consult	(2)					Equity	65%	Continental Europe
DM_13_PR	Med-to-med		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
DN_01_PR	Webhelp Denmark AS		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
EE_01_PR	Webhelp OU		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
EG_01_PR	Webhelp Egypt		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
ES_01_PR	Webhelp Malaga SLU		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
ES_02_PR	Infonordic SLU	(2)					Fully consolidated	100%	Continental Europe
ES_03_HO	Webhelp Spain Holding SLU		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
ES_04_PR	Webhelp Spain Business Process Outsourcing SLU		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
ES_05_PR	Webhelp El Pinillo SL	(2)					Fully consolidated	100%	Continental Europe
ES_06_PR	Webhelp SAS, Sucursal en Espana		Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FD_01_HO	Webhelp O2C Holding		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FD_03_HO	Financière du Bourget	(2)					Fully consolidated	100%	Continental Europe
FD_04_PR	WPS Technology		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FD_05_PR	Webhelp Payment Services France		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FD_06_PR	Webhelp Log box		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FD_09_PR	Webhelp Payment Services Deutschland		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FD_10_PR	Webhelp Payment Services Italia		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FD_11_PR	Webhelp Payment Services Benelux		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FD_12_PR	Webhelp Payment Services Espana		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FD_14_PR	Webhelp Payment Services UK Limited		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FD_15_PR	WPS Ancona	(2)					Fully consolidated	100%	Continental Europe
FD_16_PR	Webhelp KYC Services		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FI_01_PR	Webhelp Finland Oy		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FI_02_PR	Webhelp Finland Consulting Oy	(2)					Fully consolidated	100%	Continental Europe
FR_03_HQ	Webhelp SAS		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FR_04_HQ	Webhelp France		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FR_05_PR	Webhelp Caen		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FR_06_PR	Webhelp Compiègne		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FR_07_PR	Webhelp Montceau		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FR_08_PR	Webhelp Vitré		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FR_09_PR	Webhelp Gray		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FR_10_PR	Webhelp Saint-Avold		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FR_11_PR	Webhelp Fontenay		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe

(1)	Merged or liquidated entities in 2022
(2)	Merged or liquidated entities in 2021

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

			31 Dec. 2022		31 Dec. 2021		31 Dec. 2020
Company			Consolidation method	% equity interests	Consolidation method	% equity interests	Consolidation method	% equity interests	CGU Group
FR_12_HQ	MWebhelp Conseil		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FR_13_HQ	Webhelp University France		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FR_15_PR	Webhelp Prestations		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FR_16_PR	WEBHELP DIGITAL MARKETING	(2)					Fully consolidated	100%	Continental Europe
FR_17_PR	Solvencia		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FR_18_PR	WGE		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FR_19_HO	WowHoldCo SAS		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Holding
FR_20_HO	WowMidCo SAS	(2)					Fully consolidated	100%	Holding
FR_21_HO	WowBidCo SAS	(2)					Fully consolidated	100%	Holding
FR_24_PR	Netino		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FR_25_PR	Gobeyond Partners France		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FR_26_PR	W Automobile Services		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FR_27_PR	WTG		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FR_29_PR	SELLBYTEL France	(2)					Fully consolidated	100%	Continental Europe
FR_30_PR	WCS		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
FR_31_HO	Marnix French ParentCo SAS		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Holding
FR_32_HO	Marnix French TopCo SAS		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Holding
FR_33_HO	Marnix SAS		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Holding
FR_34_PR	WH SFIA		Fully consolidated	100%	Fully consolidated	100%			Continental Europe
GH_01_PR	Webhelp Ghana Ltd		Fully consolidated	100%					Continental Europe
GR_01_PR	Webhelp Hellas Business Enterprise Sales SMLTD		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
GT_01_PR	Onelink Guatemala S.A		Fully consolidated	100%	Fully consolidated	100%			Americas
GT_02_PR	Onelink Solutions Guatemala, S.A.		Fully consolidated	100%	Fully consolidated	100%			Americas
GT_03_PR	Inversiones Xperts Guatemala S.A		Fully consolidated	100%	Fully consolidated	100%			Americas
HK_01_PR	Gobeyond Partners Asia Limited		Fully consolidated	100%					UK
HN_01_PR	Transactel Honduras, S.A. de CV		Fully consolidated	100%	Fully consolidated	100%			Americas
HU_01_HO	Webhelp Holding Germany GmbH Magyarorszagi Fioktelepe		Fully consolidated	100%	Fully consolidated	100%			Continental Europe
IL_01_PR	Webhelp Israel Ltd		Fully consolidated	100%	Fully consolidated	100%			Continental Europe
IN_01_PR	Webhelp India Private Limited		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	UK
IN_02_PR	Sellbytel Marketing Services India Private Limited		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	UK
IT_01_PR	Webhelp Enterprise Sales Solutions Italy		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
JO_01_PR	Webhelp Jordan		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
JP_01_PR	Webhelp Japan KK		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	APAC
KO_01_PR	IQ-to-Link GmbH		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
KO_02_PR	EXQ Service SH.P.K		Fully consolidated	100%	Fully consolidated	100%			Continental Europe
KO_03_PR	Webhelp Kosovo L.L.C		Fully consolidated	100%	Fully consolidated	100%			Continental Europe
LA_01_PR	Webhelp Latvia SIA		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
LA_02_HO	Webhelp SIA		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
LA_03_PR	SIA Runway Accounting	(2)					Fully consolidated	100%	Continental Europe
LT_01_PR	UAB Webhelp LT		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
LU_04_HO	Courcelles Lux SCA	(1)			Fully consolidated	100%	Fully consolidated	100%	Continental Europe
LU_05_HO	Courcelles Lux G.P.	(2)					Fully consolidated	100%	Holding
MA_01_PR	Webhelp Madagascar		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
MK_01_PR	WEBHELP COMPANY SEVERNA MAKEDONIIJA DOOEL Skopje		Fully consolidated	100%	Fully consolidated	100%			Continental Europe
MO_01_PR	Webhelp Maroc		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
MO_02_PR	Webhelp Multimedia		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
MO_03_PR	Webhelp Services		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
MO_04_PR	Webhelp GRC		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
MO_05_PR	Webhelp Technopolis		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
MO_06_PR	Webhelp University Maroc		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
MO_07_PR	Webhelp Contact Center		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
MO_08_PR	WEBHELP SUCCURSALE		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
MO_09_PR	Webhelp Fes		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
MO_10_PR	Webhelp Agadir		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
MO_11_PR	Webhelp Meknes		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
MO_12_PR	Webhelp Marrakech		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
MO_13_HO	Webhelp Afrique		Fully consolidated	100%					Continental Europe
MX_01_PR	Webhelp Mexico		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Americas

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

			31 Dec. 2022		31 Dec. 2021		31 Dec. 2020
Company			Consolidation method	% equity interests	Consolidation method	% equity interests	Consolidation method	% equity interests	CGU Group
MX_02_PR	Onelink Mexico S.A. de C.V.		Fully consolidated	100%	Fully consolidated	100%			Americas
MX_03_PR	Onelink Servicios S.A de C.V		Fully consolidated	100%	Fully consolidated	100%			Americas
MY_01_PR	Webhelp Malaysia Sdn.Bhd		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	APAC
NI_01_PR	Onelink BPO, S.A.		Fully consolidated	100%	Fully consolidated	100%			Americas
NI_02_PR	Onelink Nicaragua, S.A.		Fully consolidated	100%	Fully consolidated	100%			Americas
NI_03_PR	Xperts Nicaragua, S.A.		Fully consolidated	100%	Fully consolidated	100%			Americas
NL_01_HO	Webhelp Netherlands Holding B.V.		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
NL_02_PR	Customer Contract Management Group B.V.		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
NL_03_PR	Webhelp Nederland B.V.		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
NL_04_PR	Annie2Connect B.V.	(1)			Fully consolidated	100%	Fully consolidated	100%	Continental Europe
NL_05_PR	Webhelp Enterprise B.V.		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
NL_06_HO	Stracelet Holding B.V.		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
NL_07_PR	Telecats B.V.		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
NL_08_PR	IPtelligence B.V.		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
NL_09_PR	Netino Nederland B.V.	(1)			Fully consolidated	100%	Fully consolidated	100%	Continental Europe
NL_10_HO	Customer Contract Performance Group B.V.		Fully consolidated	100%					Uitblinqers
NL_11_PR	CCPG Amsterdam B.V.		Fully consolidated	100%					Uitblinqers
NL_12_PR	CCPG Utrecht B.V.		Fully consolidated	100%					Uitblinqers
NO_01_PR	Webhelp Norway AS		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
NO_02_PR	Webhelp Norway Consulting AS		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
PA_01_HO	Onelink Holdings, S.A	(1)			Fully consolidated	100%			Americas
PE_01_PR	Webhelp Peru SAC		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
PE_02_PR	BPO Consulting SAC		Fully consolidated	100%	Fully consolidated	100%			Americas
PE_03_PR	Kayni.com S.A.C		Fully consolidated	100%	Fully consolidated	100%			Americas
PH_01_PR	Webhelp Philippines		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	APAC
PO_01_PR	Webhelp Poland sp. Z.o.o		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
PO_02_PR	SELLBYTEL Poland	(1)			Fully consolidated	100%	Fully consolidated	100%	Continental Europe
PR_01_PR	Sellbytel Group Puerto Rico LLC		Fully consolidated	51%	Fully consolidated	51%	Fully consolidated	100%	Continental Europe

(1)	Merged or liquidated entities in 2022
(2)	Merged or liquidated entities in 2021

Marnix Lux SA	Consolidated financial statements as of December 31, 2022 and December 31, 2021 and for the three years ended December 31, 2022

			31 Dec. 2022		31 Dec. 2021		31 Dec. 2020
Company			Consolidation method	% equity interests	Consolidation method	% equity interests	Consolidation method	% equity interests	CGU Group
PT_01_PR	Webhelp Lisbon		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
PT_03_PR	Webhelp SAS – Sucursal em Portugal ESTR		Fully consolidated	100%	Fully consolidated	100%			Continental Europe
PT_04_PR	Webhelp Norte		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
PT_05_PR	Webhelp Oeiras		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
PT_06_PR	Righthead-Empresa de Trabalho Temporario Lda		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
PT_07_PR	WH Sun Portugal Lda		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
PT_08_PR	WH New Generation Lisbon		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
PT_09_PR	Webhelp SFIA, Sucursal em Portugal		Fully consolidated	100%					Continental Europe
RO_01_PR	Webhelp Romania SRL		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
RO_03_PR	WS Romania	(2)					Fully consolidated	100%	Continental Europe
RO_05_PR	Pitech Plus SA		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
RO_06_PR	MindMagnet Plus SRL		Fully consolidated	99%	Fully consolidated	99%			Continental Europe
RS_01_PR	Webhelp D.o.o. Beograd		Fully consolidated	100%					Continental Europe
RU_01_PR	Webhelp Vostok OOO	(1)							Continental Europe
SA_01_PR	Webhelp SA Outsourcing Proprietary Limited		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	UK
SA_02_PR	Serco Global Services South Africa Proprietary Limited		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	UK
SA_03_PR	SELLBYTEL South Africa		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	UK
SE_01_HO	Webhelp Nordics Holding AB	(2)					Fully consolidated	100%	Continental Europe
SE_02_HO	Webhelp Nordic AB	(2)					Fully consolidated	100%	Continental Europe
SE_03_HO	Webhelp Scandinavia AB	(2)					Fully consolidated	100%	Continental Europe
SE_04_PR	Webhelp IT Services AB		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
SE_05_PR	Webhelp Forsakringsformedling	(2)					Fully consolidated	100%	Continental Europe
SE_06_PR	Webhelp Sweden AB		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
SE_07_PR	Webhelp Sweden Consulting AB	(2)					Fully consolidated	100%	Continental Europe
SG_01_PR	Webhelp Singapore Pte. Ltd		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	APAC
SK_01_PR	Webhelp Slovakia s.r.o.		Fully consolidated	100%					Continental Europe
SN_01_PR	Webhelp Sénégal		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
SU_02_PR	Telenamic N.V.	(1)			Fully consolidated	50%	Fully consolidated	100%	Continental Europe
SU_03_PR	Telenamic N.V.		Fully consolidated	50%					Continental Europe
SV_01_PR	Getcom Intenational S.A. de C.V		Fully consolidated	100%	Fully consolidated	100%			Americas
SV_04_PR	Onelink S.A. de C.V		Fully consolidated	100%	Fully consolidated	100%			Americas
SV_05_PR	RH-T S.A. de C.V		Fully consolidated	100%	Fully consolidated	100%			Americas
SV_06_PR	Servicios Outsourcing Corporativos, S.A. de C.V.	(1)			Fully consolidated	100%			Americas
SV_07_PR	Tetel S.A. de C.V		Fully consolidated	100%	Fully consolidated	100%			Americas
SV_08_PR	Xperts El Salvador, S.A. de C.V.	(1)			Fully consolidated	100%			Americas
SW_01_PR	Webhelp Schweiz AG		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
SW_02_PR	CSM	(2)					Fully consolidated	100%	Continental Europe
TH_02_PR	Webhelp (Thailand) Co., Ltd		Fully consolidated	100%	Fully consolidated	100%			APAC
TN_01_PR	Sellbytel Group Tunisie SARL		Fully consolidated	90%	Fully consolidated	90%	Fully consolidated	100%	Continental Europe
TU_01_PR	Webhelp Çagri Merkezi ve Müsteri Hizmetleri A.S.		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
TU_02_PR	Bin Çagri Hizmetleri A.S.		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
TU_03_PR	Teknofix Telekomünikasyon ve Bilisim Hizmetleri A.S.		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Continental Europe
TU_04_PR	Webhelp Insan Kaynkalari Danismanlik ve Destek Hizmetleri		Fully consolidated	100%	Fully consolidated	100%			Continental Europe
	A.S.

UA_02_PR	Webhelp Kyiv LLC	(2)					Fully consolidated	100%	Continental Europe
UA_03_PR	Webhelp Lviv LLC	(2)					Fully consolidated	100%	Continental Europe
UK_01_HO	Webhelp UK Holdings Limited		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	UK
UK_02_HO	Webhelp UK Trading Limited		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	UK
UK_03_PR	Telecom Services Centres Limited		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	UK
UK_04_PR	Webhelp Management Services (UK) Limited		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	UK
UK_06_PR	Dalglen (No 823) Limited		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	UK
UK_07_PR	Go Beyond Services Limited		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	UK
UK_08_PR	OEE Consulting Services Limited		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	UK
UK_09_PR	Webhelp Medica UK limited		Fully consolidated	100%					UK
US_01_PR	Webhelp Americas		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Americas
US_02_PR	Webhelp California		Fully consolidated	100%	Fully consolidated	100%	Fully consolidated	100%	Americas
US_03_PR	Webhelp US LLC		Fully consolidated	100%	Fully consolidated	100%			Americas
US_04_PR	Webhelp USA LLC		Fully consolidated	100%					Americas
US_05_PR	Webhelp USA Group Inc		Fully consolidated	100%					Americas

(1)	Merged or liquidated entities in 2022
(2)	Merged or liquidated entities in 2021